                       SCHEDULE 14A INFORMATION STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [X]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

                  (1) Title of each class of securities to which transaction applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

                  (4)      Proposed maximum aggregate value of transaction: N/A

                  (5)      Total fee paid: N/A

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid: N/A

                  (2)      Form, Schedule or Registration Statement No.: N/A

                  (3)      Filing Party: N/A

                  (4)      Date Filed: N/A

                                    NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT

                                      2004

                          [UNITED BANCORP, INC. LOGO]
                               Post Office Box 248
                            Tecumseh Michigan 49286

                          [UNITED BANCORP, INC. LOGO]

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 20, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 20, 2004 at 4:30 p.m., local time, for the following purposes:

1. To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2007 Annual Meeting of Shareholders.

2.       To approve adoption of the Company's 2005 Stock Option Plan.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 20, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2004. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Dale L. Chadderdon, at the address or telephone number listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Dale L. Chadderdon
                                 ----------------------------------------------
March 15, 2004                   Dale L. Chadderdon
                                 Senior Vice President, Secretary and Treasurer

Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 - Phone 517.423.8373 - Fax 517.423.5041

                          [UNITED BANCORP, INC. LOGO]

                              2004 PROXY STATEMENT
                                TABLE OF CONTENTS

Introduction                                                                           1
Proposal 1 - Election of Directors                                                     2
Proposal 2 - Stock Option Plan                                                         3
       Introduction                                                                    3
       Summary of Plan Features                                                        3
       Certain Tax Aspects of the Plan                                                 4
       Vote Required for Approval and Recommendation                                   5
Directors and Executive Officers                                                       5
       Legal Proceedings                                                               5
       Information Concerning Nominees and Incumbent Directors                         5
       Information Concerning Executive Officers                                       6
       Communicating with the Board of Directors                                       7
       Committees and Meetings of the Board of Directors                               7
Compensation of Directors and Executive Officers                                       9
       Compensation of Executive Officer                                               9
       Compensation of Directors                                                      12
       Employment Contracts                                                           12
       Repricing of Stock Options                                                     12
       Compensation Committee Interlocks and Insider Participation                    12
       Compensation Committee Report on CEO Compensation                              13
Stock Performance Graph                                                               14
Security Ownership of Certain Beneficial Owners                                       14
Security Ownership of Management                                                      15
Directors, Executive Officers, Principal Shareholders and their Related Interests -
       Transactions with the Banks                                                    16
Beneficial Ownership Reporting Compliance                                             17
Relationship With Independent Public Accountants                                      17
Other Matters                                                                         18
Management's Discussion and Analysis of Financial Condition                          A-1
2005 Stock Option Plan                                                               B-1
Audit & Compliance Review Committee Charter                                          C-1
Compensation Committee Charter                                                       D-1

                          [UNITED BANCORP, INC. LOGO]

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 20, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 2004 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 20, 2004 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 15, 2004.

The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 20, 2004 will be entitled to notice of and to vote at the Annual Meeting. On February 20, 2004, there were 2,235,503 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. IF NO INSTRUCTIONS ARE SPECIFIED IN THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN FAVOR OF THE PROPOSALS PRESENTED AT THE ANNUAL MEETING BY THE BOARD OF DIRECTORS. Any Proxy may be revoked by the person giving it at any time prior to being voted, either by giving another Proxy bearing a later date or by notifying the Secretary of the Company, Dale L. Chadderdon, at the Company's principal executive offices, in writing of such revocation or by attending the Annual Meeting and voting in person.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by December 12, 2004.

                         PLANNING TO ATTEND THE MEETING?

If your Company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and this Proxy Statement is being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the Meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the Meeting, and should instruct your broker or nominee how to vote on your behalf, unless you have a legal proxy from the shareholder of record appointing you as its proxy. If you have any questions about the meeting or require special assistance, please call Diane Skeels, at (517) 423-1760.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2004 Annual Meeting of Shareholders ("Class I Directors") are James C. Lawson, Chris
L. McKenney, Donald J. Martin and David E. Maxwell. Director McKenney reached mandatory retirement age and will retire from the Board effective with the 2004 Annual Meeting of Shareholders. The Board of Directors has by resolution nominated the following four individuals for election as Class I Directors at the 2004 Annual Meeting of Shareholders: James D. Buhr, James C. Lawson, Donald
J. Martin and David E. Maxwell.

Those persons who are elected as Class I Directors at the 2004 Annual Meeting of Shareholders will hold office for three years, and their terms will expire at the 2007 Annual Meeting of Shareholders and/or upon the election and qualification of their successor. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve or the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting,) Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the four highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the election of the four Board nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION
                              OF ALL FOUR DIRECTORS

                         PROPOSAL 2 - STOCK OPTION PLAN

INTRODUCTION

The Board of Directors strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. Therefore, to attract and retain Directors, officers and other key management employees, and in recognition of the significant contributions made by these individuals, the Shareholders of the Company adopted a stock option incentive plan, designated as the United Bancorp, Inc. 1999 Stock Option Plan (the "1999 Plan"). That plan expires in 2005, and the Board of Directors of the Company recommends approval of an extension of that plan. The new plan would be known as the United Bancorp, Inc. 2005 Stock Option Plan (the "2005 Plan").

The Company's 1999 Plan and 2005 Plan (the "Plans") serve to provide financial benefit to those who are most able to impact the future profitability and viability of the Company, to the degree that they are successful in that endeavor. Directors and Management see a direct cause and effect relationship between the long-term value of the Company and their compensation. Top-notch talent is necessary to accomplish the Company's objectives, and competitive compensation packages must be offered to attract and retain that talent in the future. The Board's goals include enhancing shareholders' wealth and maintaining the prosperity and independence of the Company, and the Plans are consistent with those goals.

The Company incurs no expense other than minor administrative costs to implement the Plans, and under current accounting guidance, no expense is recognized on the books of the Company either for the issuance or exercise of options. The Plans offer an ideal incentive to motivate and align key management with the best interests of the Company for the long term, at minimal cost to the Company. The complete text of the Plan is attached to this Proxy Statement as Attachment B, and shareholders are advised to review that text as they deliberate upon the proposal to approve the Plan. The remainder of this section summarizes significant features of the Plan, and provides other information relevant to this proposal.

SUMMARY OF PLAN FEATURES

The proposed 2005 Plan is a Non-Qualified Stock Option Plan as defined under Internal Revenue Service regulations. Under the 2005 Plan, Directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price over a specific period of time.

1. Administration. The 2005 Plan will be administered by the Compensation Committee (the "Committee") of the Company, consisting of non-employee Directors of the Company. The Committee serves as the Administrative Committee of the 2005 Plan. The Committee determines:

                  (a)      The persons to whom options will be granted

                  (b)      The number of shares included with each option

                  (c)      The date on which each option is to be granted.

         In making decisions for the above criteria, the Committee may consider input provided by the senior management and the Boards of Directors of the Banks and the Company. The Compensation Committee has final authority on grants.

2. Eligible Participants. The table below delineates the classes and approximate number of persons in each class who may be eligible to participate in the 2005 Plan:

                           Number of Eligible
         Class                Participants
         -----             ------------------
Non-employee Directors            27
Executive Officers                13
Non-Executive Officers            24
                                  --
     Total                        64

3. Shares covered by the 2005 Plan. The stock subject to the options would be shares of authorized and unissued common stock of the Company. It is recommended that options representing no more than 175,000 shares be made available to the 2005 Plan. This represents approximately 7.9% of the Company's current outstanding stock. The 1999 plan included 109,000 shares, which represented approximately 6% of the Company's outstanding stock.

4. Adjustment in Number of Shares. The number of shares authorized under the 2005 Plan will be adjusted to reflect changes in the outstanding shares of stock of the Company resulting from a stock dividend or stock split. The 109,000 shares authorized under the 1999 Plan were adjusted to 132,490 over the five-year term of the plan as a result of stock dividends declared.

5. General Plan Operation. Options under the 2005 Plan will be granted to Directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years from the date of grant, or three years after retirement. These are the same terms as the 1999 Plan.

6. Duration of the Plan. The 2005 Plan will become effective on January 1, 2005, only if and when approved by the shareholders at the 2004 Annual Meeting of the Company. If approved, the 2005 Plan thereafter will continue in effect for five years, unless the 2005 Plan is extended with the approval of shareholders.

CERTAIN TAX ASPECTS OF THE PLAN

The tax consequences of the 2005 Plan are complex, and the following discussion deals only with general tax principles applicable to the 2005 Plan under Federal law.

Recipients of options will not be deemed to have received any taxable income as a result of the granting of options. Taxable income will be realized at ordinary rates by the participants upon the exercise of an option in the amount that the fair market value of the shares acquired at the time of exercise exceeds the option price, and the Company will be entitled to a deduction for income tax purposes in an equivalent amount at that time. The subsequent sale of shares received on exercise will generally be taxed as a capital gain or loss to the participant.

VOTE REQUIRED FOR APPROVAL AND RECOMMENDATION

Assuming the presence of a quorum, the proposal to approve the 2005 Plan will be carried if it receives the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon at the Annual Meeting. Thus, any abstention or broker non-vote with respect to shares entitled to vote will have no effect on the outcome of the vote on this proposal. It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the approval of Proposal 2.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF
                           THE 2005 STOCK OPTION PLAN.

                        DIRECTORS AND EXECUTIVE OFFICERS

LEGAL PROCEEDINGS

The Company is not involved in any material legal proceedings. The Company's subsidiary banks ("Banks") are involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Banks. Neither the Banks nor the Company are involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Banks, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Banks.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director.

                                                                                                         DIRECTOR
                             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                                  SINCE
DIRECTOR NOMINEES - TERMS EXPIRING IN 2007 (CLASS I)

James D. Buhr, age 55; Owner, J.D. Buhr & Company, LLC, corporate finance advisors, Ann Arbor, MI          N/A
(2001 to present); Group Manager of Michigan Investment Banking, McDonald & Company (1986-2001);
Director of United Bank & Trust - Washtenaw ("UBTW")

James C. Lawson, age 56; General Manager, Boley Fuels, Inc., Tecumseh, MI (since 1999); private            1986
investor (1997-1999); Director of United Bank & Trust ("UBT")

Donald J. Martin, age 64; President and Director, Martin's Home Center, hardware and furniture store,      1985
Tecumseh, MI; Director of UBT

David E. Maxwell, age 64; Retired (since 2001) Executive Vice President and Chief Operating Officer;       1986
Director, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI ;
Director of UBT

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2005 (CLASS II)

John H. Foss, age 61; Director (since 2001), La-Z-Boy Inc.; Retired (since 2001) Director, Vice            1992
President, Treasurer and Chief Financial Officer, Tecumseh Products Company, manufacturer of compressors and refrigeration components, engines, and power train components, Tecumseh, MI; Director of UBT

Patricia M. Garcia, age 49; President and Publisher, Ann Arbor Observer Company, newspaper; Ann Arbor,     2001
MI; Director of UBTW

David S. Hickman, age 63; Chairman and Chief Executive Officer of the Company and UBT, Tecumseh, MI;       1985
Director of UBTW.

                                                                                                         DIRECTOR
                             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                                  SINCE
INCUMBENT DIRECTORS - TERMS EXPIRING IN 2006 (CLASS III)

Joseph D. Butcko, age 62; Co-owner, Saline Properties, Inc., Saline, MI; Chief Operating Officer,          1997
Crescive Die & Tool, Inc. (to 1999); Director of UBTW.

Robert K. Chapman, age 60; President and Chief Executive Officer, Director of                              2001
UBTW (since 2001); 2001 President of the Company (2003); Vice Chairman of the
Company (2001-2003); Executive Vice President and Chief Financial Officer, Wells
Fargo Home Mortgage, Des Moines, IA (1997-2000);

George H. Cress, age 67; Chairman of the Board, UBTW (since 2001); President and C.E.O., Ann Arbor         2001
Area Community Foundation, Ann Arbor, MI (1997-2001)

Kathryn M. Mohr, age 41; Partner, Robison, Curphey & O'Connell, Attorneys; Adrian, MI and Toledo, OH;      2003
Director of UBT

None of the Incumbents or Director Nominees, with the exception of John H. Foss, who is a director of La-Z-Boy Inc., serves as a director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15
(d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended.

With the exception of Directors Hickman and Chapman, all Directors meet the NASDAQ standards for Director independence.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.

                                                                                                      EXECUTIVE
                           NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                             OFFICER SINCE
David S. Hickman, age 63; Chairman and Chief Executive Officer of the Company and UBT; Director          1985
of UBI, UBT and UBTW

Robert K. Chapman, age 60; President (since 2003) of the Company; President and                          2001
Chief Executive 2001 Officer (since 2001) of UBTW; Director of UBTW and UBI
(since 2001); Vice Chairman (2001-2003) of the Company; Executive Vice President
and Chief Financial Officer, (1997-2000) Wells Fargo Home Mortgage

Randal J. Rabe, age 45; Executive Vice President of the Company (since 2003); President and Chief        2003
Banking Officer and Director of UBT (since 2003); Group Controller, LifeStyle
Furnishings International, Ltd, High Point, N.C. (1998-2003)

John J. Wanke, age 54; Executive Vice President of the Company; Director of UBT; Executive Vice          1995
President and Chief Lending officer of UBT (since 2003); President and Chief
Operating Officer of UBT (to 2003)

Dale L. Chadderdon, age 55; Senior Vice President, Secretary and Treasurer of the Company;               1987
Executive Vice President and Chief Financial Officer, Secretary of UBT; Chief Financial Officer
and Secretary (since 2001) of UBTW

Thomas C. Gannon, age 50; Vice President (since 2001) of the Company; Senior Vice President -            1998
Human Resources and Communication, UBT

John A. Odenweller, age 56; Vice President (since 2001) of the Company; Senior Vice President -          2001
Operations, UBT

COMMUNICATING WITH THE BOARD

Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to David S. Hickman, Chairman and Chief Executive Officer, United Bancorp, Inc., P. O. Box 248, Tecumseh, MI 49286. All shareholder communications will be forwarded to the Board, the Committee or the director as indicated in the letter. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

The Company encourages Directors to attend the Annual Meeting of Shareholders. All Directors of the Company attended the April 15, 2003 Annual Meeting of Shareholders.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2003, the Board of Directors of the Company met a total of six times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member.

Audit Committee Report, Charter, and Independence

The Board of Directors of the Company has appointed an Audit and Compliance Review Committee ("Audit Committee") consisting of Joseph D. Butcko, John H. Foss and James C. Lawson. The Committee met four times during the year ended December 31, 2003. Each of these members meets the requirements for independence set forth under the Sarbanes-Oxley Act and in Rule 4200(a)(15) of the listing standards of NASDAQ. In addition, the Board of Directors determined that Mr. Foss has met the qualifications to be considered an "audit committee financial expert" as set forth under rules adopted by the Securities Exchange Commission.

One of the functions of the Audit Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Audit Committee also reviews examination reports of the Federal and State regulatory agencies and selects the Company's independent auditors. The Audit Committee makes periodic reports to the Board of Directors regarding these matters.

Crowe, Chizek and Company, LLP ("Crowe") served as the Company's auditors from 1988 to 2002. In their role as external auditors, Crowe has also performed a number of non-accounting consulting services for the Company. The Board of the Company determined that Crowe has continued value in the consulting arena for the Bank, and desires to maintain a separation between external auditors and consultants. Therefore, in 2002, the Audit Committee accepted the resignation of Crowe, Chizek and Company LLP as external auditors of the Company, so that Crowe could continue to serve the Company in a consulting role. As a result, the Company retained BKD LLP ("BKD") as external auditors for the year ended December 31, 2002. In addition, BKD served as the Company's external auditors for 2003 and the Committee has selected BKD as the Company's external auditors for 2004.

The Board of Directors has adopted a written charter for the Audit and Compliance Review Committee, a copy of which is attached as Attachment C. The Board of Directors reviews and approves changes to the Audit and Compliance Review Committee Charter annually.

The Company does not contract for the services of BKD in matters other than audit of financial statements and tax services, and they are compensated for their services.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2003, included in the Company's Annual Report to Shareholders:

- The Audit Committee has reviewed and discussed the Company's 2003 audited consolidated financial statements with the Company's management.

- The Audit Committee has discussed with its independent auditors, BKD, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

- The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the auditors the auditor's independence from the Company.

Based on the review and the discussions referenced in the three paragraphs above, the Audit Committee recommended to the Board of Directors that the Company's 2003 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities Exchange Commission.

                                          Audit and Compliance Review Committee
                                                  Joseph D. Butcko
                                                  John H. Foss
                                                  James C. Lawson

Compensation Committee

The Board of Directors of the Company has established a Compensation Committee, which addresses matters relating to employment, compensation, and management performance while maintaining appropriate interaction with its subsidiary bank boards. The Compensation Committee serves as the nominating committee for the Company. The Board of Directors has adopted a written charter for the Audit and Compliance Review Committee, a copy of which is attached as Attachment D. The Board of Directors reviews and approves changes to the Audit and Compliance Review Committee Charter annually.

The Committee met four times during 2003, and is composed of the following Directors of the Company: George H. Cress, John H. Foss, Chris L. McKenney, David E. Maxwell and James C. Lawson. All members of the Company's Compensation Committee meet the NASDAQ standards for independence.

The Compensation Committee will consider shareholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's bylaws. The bylaws provide that no less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the corporation setting forth
(i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee,
(iii) the number of shares of each class and series of capital stock of the corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. The Compensation Committee will review and evaluate such shareholder nominations in the same manner as it evaluates all other nominees.

When considering candidates for nomination to the Board, the Committee considers a number of factors. The Committee believes that a viable Board candidate should:

         -        Be a shareholder of United Bancorp, Inc.

         - Be willing and able to devote full interest and attendance to the Board and its committees

         - Bring all their financial business to the Company, including personal and business accounts

         -        Lend creditability to the Company and enhance its image

         - Help develop business and promote the Company and its subsidiaries

         -        Provide advice and counsel to the CEO

         -        Maintain integrity and confidentiality at all times.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2003, 2002 and 2001 to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who had total annual salary and bonus that exceeded $100,000:

                                                                                      SECURITIES
                                                           ANNUAL COMPENSATION        UNDERLYING     ALL OTHER
           NAME AND PRINCIPAL POSITION                  YEAR    SALARY     BONUS      OPTIONS (1)   COMPENSATION
----------------------------------------------------------------------------------------------------------------
David S. Hickman, Chairman and C.E.O. of the            2003   $240,000   $ 92,208      2,480       $     47,067
Company and UBT                                         2002    225,000    127,170      1,947             60,100
                                                        2001    225,000     78,345      1,736             27,350
----------------------------------------------------------------------------------------------------------------
Robert K. Chapman, Vice Chairman of the Company;        2003    225,000    103,811      2,310             31,100
President and Chief Executive Officer of UBTW           2002    200,000     75,849      1,786             32,600
                                                        2001    200,000     25,000      1,718             39,500
----------------------------------------------------------------------------------------------------------------
Randall J. Rabe, Executive Vice President of the        2003    150,096     43,546      1,050             18,587
Company; President and Chief Banking Officer of
UBT
----------------------------------------------------------------------------------------------------------------
John J. Wanke, Executive Vice President of the          2003    147,800     33,786      1,785             34,730
Company; Executive Vice President & Chief Lending       2002    150,800     75,752      1,566             44,724
Officer, UBT                                            2001    150,800     52,509      1,736             20,424
----------------------------------------------------------------------------------------------------------------
Dale L. Chadderdon, Senior Vice President of the        2003   $130,000     36,738      1,680             27,850
Company; Executive Vice President & Chief               2002    120,000     49,524      1,245             32,851
Financial Officer of UBT; Chief Financial Officer       2001    104,000     36,213      1,273             14,825
of UBTW
----------------------------------------------------------------------------------------------------------------

(1) The number of shares granted for each option is adjusted in accordance with the plan to reflect stock dividends issued.

Executive and other officers and employees of the Banks receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits as measured by return on equity, and is subject to change with the approval by the Board of Directors.

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column.

The amount listed above under "All other Compensation" includes the following items:

- Contributions to the Company's Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution".

- Bonus amounts that were previously deferred as part of a former bonus program, now discontinued. Under that program, bonuses for Executive Officers were accumulated over a five-year period, subject to an annual payment of 50% of the awarded bonus. Since amounts accrued pursuant to the plan were not unconditional and were subject to future events, only the amount actually paid for the years listed were included in the Compensation Table. With the discontinuation of that plan, previously deferred amounts are paid out over a five-year period, and the current year payout is included in the total shown.

- Life insurance premiums paid by the Company for the benefit of the officers.

The Company maintains a supplemental employment retirement plan. The purpose of the plan is to provide executive management of the Company with additional retirement compensation, in order to achieve an overall targeted level of retirement benefits. Under current guidelines, Mr. Hickman is the only person currently covered by this plan, and expenses of this plan are included above as "all other compensation."

The Board of Directors of the Company strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. Accordingly, at the 2000 Annual Meeting of Shareholders, the Company adopted its 1999 Stock Option Plan, and options were first granted under the plan on May 10, 2000. Options granted under the Plan are Non-Qualified Stock Options as defined in Internal Revenue Service regulations. The terms of no options were extended during the year. The following tables set forth information concerning stock options granted to and exercised by the named executive officers of the Company during 2003.

                         TABLE OF OPTION GRANTS IN 2003

                                OPTIONS GRANTED IN FISCAL YEAR
                               --------------------------------      EXERCISE      EXPIRATION         GRANT DATE
       NAME                    # OF SHARES (1)      % OF TOTAL       PRICE (1)        DATE        PRESENT VALUE (2)
------------------             ---------------      -----------      ---------     ----------     -----------------
David S. Hickman                    2,480              11.0%          $51.43        1/10/2013           $ 9,697
Robert K. Chapman                   2,310              10.3%          $51.43        1/10/2013             9,032
Randal J. Rabe                      1,050               4.7%          $53.33        2/17/2013             4,106
John J. Wanke                       1,785               7.9%          $51.43        1/10/2013             6,979
Dale L. Chadderdon                  1,680               7.5%          $51.43        1/10/2013             6,569

     TABLE OF AGGREGATED OPTION EXERCISES IN 2003 AND YEAR END OPTION VALUES

                                                         NUMBER OF SHARES       VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY
                          OPTIONS EXERCISED IN 2003    OPTIONS AT YEAR END     OPTIONS AT YEAR END (4)
                         --------------------------   ----------------------   -----------------------
                           SHARES
                         ACQUIRED ON      VALUE        EXER-         UNEXER-    EXER-          UNEXER-
      NAME                EXERCISE     REALIZED (3)   CISABLE        CISABLE   CISABLE         CISABLE
------------------       -----------   ------------   -------        -------   -------         -------
David S. Hickman               --             --       3,612          4,375    $76,323         $62,232
Robert K. Chapman              --             --       3,472          4,097     66,964          58,458
Randal J. Rabe                 --             --          --          1,050         --          10,150
John J. Wanke               1,823        $37,390       1,663          3,424     31,356          49,910
Dale L. Chadderdon          1,215         24,932       1,252          2,948     23,542          41,990

Notes:

(1) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued. The number of shares granted for each option is also adjusted to reflect stock dividends issued.

(2) Grant Date Present Value was calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 3.14%, volatility of 7.55%, expected life of 5 years, and dividend rate of 2.47%.

(3) The value realized is the difference between the market bid price of the Common Stock of the Company at the time of exercise and the option exercise price (adjusted for stock dividends), times the number of shares acquired on exercise.

(4) The value shown is based on the market bid price of the Common Stock of the Company on December 31, 2003 of $63.00, net of the option exercise price (adjusted for stock dividends).

In accordance with SEC rules, the following table sets forth certain information as of December 31, 2003 regarding the Company's stock based awards. The Company does not have any equity compensation plans that have not been approved by security holders.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                             (C) NUMBER OF SECURITIES
                                      (a) NUMBER OF SECURITIES    (B) WEIGHTED-AVERAGE       REMAINING AVAILABLE FOR
                                          TO BE ISSUED UPON         EXERCISE PRICE OF          FUTURE ISSUANCE UNDER
                                       EXERCISE OF OUTSTANDING    OUTSTANDING OPTIONS,       EQUITY COMPENSATION PLANS
                                        OPTIONS, WARRANTS AND      WARRANTS AND RIGHTS         (EXCLUDING SECURITIES
            PLAN CATEGORY               RIGHTS AS OF 12/31/03               (1)              REFLECTED IN COLUMN (A)).
-----------------------------------   ------------------------    ---------------------      ------------------------
Equity compensation plans
   approved by security holders
      Stock Option                              96,527            $              45.43                  22,308
      Director Retainer                         16,349                           63.00                     N/A
      Deferred Bonus                             3,590                           63.00                     N/A
                                               -------            --------------------                  ------
         Subtotal                              116,466                           48.44                  22,308
Equity compensation plans not
   approved by security holders                   None                            None                    None
                                               -------            --------------------                  ------
         Total                                 116,466            $              48.44                  22,308
                                               =======            ====================                  ======

(1) Shares represented by the Director Retainer Stock Plan and the Senior Management Bonus Deferral Plan are shown at the market bid price of the Common Stock of the Company on December 31, 2003.

COMPENSATION OF DIRECTORS

The table below shows the fees payable to Directors of the Company and its subsidiary banks during 2003.

                                                                  UNITED BANCORP,       SUBSIDIARY BANK
                   TYPE OF FEE                                      INC. BOARD              BOARDS
---------------------------------------------------               ---------------       ----------------
Annual Retainer:
    Non-employee Chairman                                                   None        $        20,000
    All Directors                                                           None                  4,000
Meeting Attended:
    Board of Directors                                            $          400                    400
    Compensation, Audit and other Board Committees:
       Chairman                                                              275                    275
       All Others                                                            225                    225

Each Director of the Company or its subsidiaries who is not actively employed by the Company will receive options for 1,000 shares of Stock upon inception of the 2005 Plan. No Director who is also an employee of either the Company or the Banks received any compensation for their services as a Director or Committee Member of the Company or the Banks.

Directors who are not employees do not participate in any of the Banks' employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman, Mr. Wanke and Mr. Chapman are the only Directors that are paid a salary and are eligible for employee benefits. Directors have the option of deferring all or part of their annual Bank Board retainers and Bank Board meeting fees into the Director
Retainer Stock Plan approved by Shareholders in 1996.

EMPLOYMENT CONTRACTS

The Company utilizes annual employment contracts with each of the Executive Officers of the Company and the Banks. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Banks' designated CRA communities for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute. The employment contracts also include a change in control provision. Terms of employment contracts for all Executive Officers are identical except for the salaries of the individuals, and include participation in the Executive Officer bonus plan, Senior Management Bonus Deferral Stock Plan, stock option and payment of country club dues on behalf of the Executive Officers.

REPRICING OF STOCK OPTIONS

No repricing of outstanding stock options occurred during 2003, other than those relating to stock dividend transactions that equally affect all holders of the Common Stock of the Company. As a result of the 5% stock dividend paid May 30, 2003, the per-share option price of outstanding stock options was adjusted to reflect the stock dividend paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company reports that no officer or former officer of the Company or any of its subsidiaries served as a member of the Compensation Committee during

2003. In addition, the Committee reports that, other than for relationships involving subsidiaries of the Company:

         1. No Executive Officer of the Company serves on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, other than those of affiliate banks;

         2. No Executive Officer of the Company serves as a Director of an other entity, one of whose Executive Officers served on the Compensation Committee of the Company, other than those of affiliate banks;

         3. No Executive Officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company, other than those of affiliate banks.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Company has developed an overall compensation strategy that ties a significant portion of executive compensation to both individual performance and overall institutional success, including enhancement of shareholder value. The objectives of this strategy are to reward executives for the enhancement of shareholder value, support a performance-oriented environment that rewards executives for Company performance as compared to that of other financial institutions, and attract, retain, motivate and reward key executives critical to the long-term success of the Company.

The key elements of the Company's executive compensation program consist of a base salary, the right to receive an annual performance-based bonus and to participate in various incentive compensation plans including the Senior Management Bonus Deferral Stock Plan, the Company's 401-K Plan and the Company's Stock Option Plans. The Company maintains a Supplemental Employment Retirement Plan, and Mr. Hickman is the only person currently covered by this Plan.

The Compensation Committee reviews and recommends to the Board of Directors the compensation paid to Executive Officers of the Banks and the amounts paid, if any, to officers under the Banks' incentive compensation plans. The compensation objective is to provide salaries to the Executive Officers around the midpoint for banks in the $500 million to $1 billion asset peer group. In addition, the incentive compensation plan for senior managers, introduced by the Company in 2002, is based primarily on return on equity performance, and provides incentive compensation that is dependent on financial performance of the Company. Compensation for Mr. Hickman is established by the Compensation Committee in a manner consistent with the compensation objectives for all Executive Officers of the Banks.

                                                      Compensation Committee

                                                      George H. Cress, Chairman
                                                      John H. Foss
                                                      James C. Lawson
                                                      Chris L. McKenney
                                                      David E. Maxwell

                             STOCK PERFORMANCE GRAPH

The chart below shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, the NASDAQ Bank Index and the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The graph assumes $100 invested on December 31, 1998. The total return assumes reinvestment of dividends.

The Company has used the KBW 50 Index for comparison for several years. KBW is an institutionally oriented securities broker/dealer and a full service investment bank. KBW is located in Hartford, CT and New York, and specializes in the commercial banking and thrift industries. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.

                            [STOCK PERFORMANCE GRAPH]

The NASDAQ Bank Index contains all types of banks and savings institutions and related holding companies, establishments performing functions closely related to banking, such as check cashing agencies, currency exchanges, safe deposit companies and corporations for banking abroad. The index is made up of approximately 600 small bank holding companies, most of which have total assets under $1 billion. The Company believes that this index provides a better comparison to UBI stock, and for future years, the KBW index will be replaced with the NASDAQ Bank Index in the stock performance graph.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of February 10, 2004, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to UBT, such securities are held in its Trust & Investment Group.

The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 10, 2004.

                                                                  AMOUNT AND NATURE OF      PERCENT OF
           NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP        CLASS
----------------------------------------------------------       ----------------------     -----------
Lilley & Co., a nominee of United Bank & Trust as Trustee             313,918 (1)             14.84%
P.O. Box 248
Tecumseh, MI  49286

Comerica Bank as Trustee                                              164,097 (2)              7.51%
One Detroit Center
Detroit, MI  48275

(1) UBT as Trustee has sole voting and sole investment powers with respect to 194,299 of the shares, and shared voting and shared investment powers with respect to the remaining 119,619 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

(2) The Trust Department of Comerica Bank has sole voting powers with respect to 119,024 of the shares, and shared voting power with respect to the remaining 45,073 of these shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors and Director Nominees of the Company and the Banks, and Executive Officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 10, 2004, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2003, according to information furnished to the Company by said persons.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has voting power, shared voting power, sole investment power or shared investment power. Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Options granted under the Company's Stock Option Plan are included in the table to the extent that they are vested or will vest with ninety days of the record date.

                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           -----------------------------------------      TOTAL     % OF
                                              (A)       (B)    (C) VESTED  (D) TOTAL     SHARES     TOTAL
        NAME OF BENEFICIAL OWNER            SHARED     SOLE     OPTIONS    SOLE (B+C)     (A+D)      (1)
--------------------------------------     --------   ------   ---------   ----------   --------    ------
DIRECTORS OF UNITED BANCORP, INC. AND
  SUBSIDIARY BANKS
David N. Berlin                                -       2,668      1,216      3,884         3,884      *
James D. Buhr                                  -         205        346        551           551      *
L. Donald Bush                             1,663           -        586        586         2,249      *
Joseph D. Butcko                             855 (2)   7,931      1,216      9,147        10,002      *
Robert K. Chapman                          1,137 (2)   1,465      5,414      6,879         8,016      *
Garry R. Clift                               100 (2)       -          -          -           100      *
George H. Cress                              305 (2)   2,646        764      3,410         3,715      *

                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                           -----------------------------------------     TOTAL      % OF
                                              (A)       (B)    (C) VESTED  (D) TOTAL     SHARES     TOTAL
        NAME OF BENEFICIAL OWNER            SHARED      SOLE    OPTIONS    SOLE (B+C)     (A+D)      (1)
---------------------------------------    -------     -----  -----------  ----------    ------     ------
Patrick D. Farver                            483  (2)       -     1,216       1,216        1,699       *
John H. Foss                                   -        2,293         -       2,293        2,293       *
Patricia M. Garcia                             -          328       764       1,092        1,092       *
James G. Haeussler                             -        6,775       764       7,539        7,539       *
David S. Hickman                               -       34,630     5,663      40,293       40,293     1.87%
Stephanie L. Hickman                                      722       347       1,069        1,069
Scott F. Hill                              1,403  (2)     120     1,216       1,336        2,739       *
Ann Hinsdale Knisel                            -          270     1,216       1,486        1,486       *
Jeffrey A. Kuhman                              -       22,841     1,216      24,057       24,057     1.12%
James C. Lawson                            21,609 (2)  10,381     1,216      11,597       33,206     1.54%
Robert G. Macomber                          3,314 (2)       -       764         764        4,078       *
DIRECTORS OF UNITED BANCORP, INC. AND
  SUBSIDIARY BANKS (CONTINUED)
Donald J. Martin                               -       57,842     1,216      58,658       59,058     2.74%
David E. Maxwell                           4,071       30,193     1,216      31,409       35,480     1.65%
Chris L. McKenney                              -        7,988       764       8,752        8,752       *
Kathryn M. Mohr                            1,979          346     1,216       1,336        2,325       *
Richard R. Niethammer                          -        1,088     1,216       2,304        2,304       *
Judith P. Nold                                 -          137       728         865          865       *
Randal J. Rabe                                 -            -         -           -            -       *
Jeffrey T. Robideau                        9,332       18,703     1,216      19,919       29,251     1.36%
Paul G. Saginaw                                -          105       764         869          869       *
Edward A. Shaffran                             -          275       764       1,039        1,039       *
Edward D. Surovell                             -        4,378       764       5,142        5,142       *
John J. Wanke                                878        1,912     3,359       5,271        6,149       *
Katherine E. White                             -            -       100           -          100       *
DIRECTORS EMERITUS (UNITED BANK &
  TRUST)
M. H. Downing                               6,648 (2)       -         -      10,201      16,849       *
William G. Thompson                            -            -         -       1,943        1,943       *
EXECUTIVE OFFICERS WHO ARE NOT
  DIRECTORS
Dale L. Chadderdon                          7,698       2,782     1,377       4,159       11,857       *
Thomas C. Gannon                                -         545     1,287       1,832        1,832       *
John A. Odenweller                              -       1,330     2,366       3,696        3,696       *
                                                                                         -------
ALL DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP (36 PERSONS)                                                                335,579    15.57%

(1) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities.

(2) Includes stock with shared voting and investment power and no direct ownership interest

DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
       INTERESTS - TRANSACTIONS WITH THE BANKS

Directors and Executive Officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2003. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2003 to all Directors and Executive Officers of the Company, as a group, and their related interests was $35,744,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date, and are in compliance with Regulation O.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all officers, Directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Effective November 13, 2002, Crowe, Chizek resigned as the Company's independent public accountants. The Company engaged BKD as its independent public accountants to audit the Company's financial statements for the year ended December 31, 2002.

The resignation of Crowe Chizek was approved by the Company's Audit Committee and its Board of Directors. Crowe Chizek's reports on the Company's financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the most recent fiscal year and any subsequent interim period preceding the resignation, there were no disagreements with Crowe Chizek on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to Crowe Chizek's satisfaction, would have caused it to make reference to it in its report. No "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and any subsequent interim periods preceding the resignation.

During the Company's two most recent fiscal years and any subsequent interim period prior to engaging BKD, the Company did not consult with BKD regarding any of the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The following table details the fees billed by BKD during the fiscal years ended December 31, 2003 and 2002, by category of fee:

                       2003       2002
                      -------    -------
Audit Fees            $75,999    $21,985
Audit Related Fees        500         --
Tax Fees                6,000         --
All Other                  --         --
                      -------    -------
Total                 $82,499    $21,985

The Company's Audit Committee has concluded that the provision of services covered under the captions "Audit Related Fees" and "Tax Fees" with respect to BKD is compatible with BKD maintaining its independence, and were pre-approved by the Committee. None of the hours expended on BKD's engagement to audit the consolidated financial statements for the year ended

December 31, 2003 were attributed to work performed by persons other than BKD's full-time, permanent employees.

A representative of BKD is expected to be present at the Annual Meeting. They will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

                                 By Order of the Board of Directors

                                 /s/ Dale L. Chadderdon
                                 ----------------------------------------------
March 15, 2004                   Dale L. Chadderdon
                                 Senior Vice President, Secretary and Treasurer

                                   APPENDIX A

                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                                                 A-1
Management's Discussion and Analysis of Financial Condition and Results of Operations
  Executive Summary                                                                                  A-2
  Results of Operations                                                                              A-3
  Financial Condition                                                                                A-9
  Liquidity, Funds Management and Market Risk                                                       A-13
  Capital Resources                                                                                 A-16
  Contractual Obligations                                                                           A-17
  Prospective Accounting and Regulatory Changes                                                     A-17
  Critical Accounting Policies                                                                      A-18
  Forward-Looking Statements                                                                        A-20

Statement of Management Responsibility                                                              A-21

Report of Independent Auditors                                                                      A-22

Consolidated Financial Statements

  Consolidated Balance Sheets                                                                       A-23
  Consolidated Statements of Income                                                                 A-24
  Consolidated Statements of Cash Flows                                                             A-25
  Consolidated Statements of Changes in Shareholders' Equity                                        A-26
  Notes to Consolidated Financial Statements                                                        A-27

NATURE OF BUSINESS

United Bancorp, Inc. is a Michigan Bank Holding Company headquartered in Tecumseh, Michigan. The Company's subsidiary banks (the "Banks") have local Boards of Directors and are locally managed. The Banks offer a full range of financial services through a system of seventeen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company- wide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.

                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. (the "Company") and its subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust - Washtenaw ("UBTW").

In accordance with Rule 14a-3 (c) under the Securities Exchange Act of 1934 (the "Exchange Act"), the information contained in the narrative and tabular information and in the consolidated financial statements and notes thereto is provided solely for the information of shareholders and the Securities and Exchange Commission (the "Commission"). Such information shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Exchange Act (except as provided in Rule 14a-3) or to the liabilities of Section 18 of the Exchange Act, unless, and only to the extent that, it is expressly incorporated by reference into the Form 10-K of the Company for its fiscal year ended December 31, 2003.

EXECUTIVE SUMMARY

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act. The Company has corporate power to engage in such activities as permitted to business corporations under the Michigan Business Corporation Act, subject to the limitations of the Bank Holding Company Act and regulations of the Federal Reserve System. The Company's subsidiary banks offer a full range of services to individuals, corporations, fiduciaries and other institutions. Banking services include checking, NOW accounts, savings, time deposit accounts, money market deposit accounts, safe deposit facilities and money transfers. Lending operations provide real estate loans, secured and unsecured business and personal loans, consumer installment loans, and check-credit loans, home equity loans, accounts receivable and inventory financing, equipment lease financing and construction financing.

While unemployment in Michigan in recent months is generally higher than in many areas of the U.S., the markets served by the Banks are only marginally impacted. In particular, the Ann Arbor market has much lower unemployment levels than does the rest of the State. While recent downturns in the economy have impacted some small companies, in general the Banks have not felt the impact of this decline. In addition, in part through the addition of its Ann Arbor subsidiary in 2001, the Company continues to gain market share in its market areas.

The Company's Banks offer the sale of nondeposit investment products through licensed representatives in their banking offices, and sell credit and life insurance products. In addition, the Company and/or the Banks are co-owners of Michigan Banker's Title Insurance Company of Mid-Michigan LLC and Michigan Bankers Insurance Center, LLC, and derive income from the sale of various insurance products to banking clients. UBT operates a trust department, and provides trust services to UBTW on a contract basis. The Trust & Investment Group offers a wide variety of fiduciary services to individuals, corporations and governmental entities, including services as trustee for personal, corporate, pension, profit sharing and other employee benefit trusts. The department provides securities custody services as an agent, acts as the personal representative for estates and as a fiscal, paying and escrow agent for corporate customers and governmental entities, and provides trust services for clients of the Banks. These products help to diversify the Company's sources of income.

                                    Page A-2

Historically low interest rates during 2002 and 2003 had an impact on earnings for both years in a number of ways. Late in 2002 and into 2003, the Company shifted its interest sensitivity position to be able to take advantage of future rising rates, resulting in compressed margin in the short run. At the same time, mortgage loan activity continued at unprecedented high levels as historically low mortgage rates attracted new home buyers and those interested in refinancing existing debt. This resulted in another very strong year for income from loan sales and servicing. Declining equity markets during the past two years caused decreases in the market value of assets managed by the Trust & Investment Group of UBT. While overall Trust fee income was up over 2002, this was a result of growth in the department, and did not result from increased fee income from asset market growth.

Earnings for 2003 varied quite a bit by quarter, with changes in noninterest income providing the greatest changes between quarters. The chart below shows the trends in the major components of earnings for the four quarters of 2003.

in thousands of dollars, where appropriate    4th Qtr    3rd Qtr     2nd Qtr    1st Qtr
----------------------------------------------------------------------------------------
Net interest income before provision          $ 5,579    $ 5,565     $ 5,553    $ 5,631
Provision for loan losses                         212        248         296        313
Noninterest income                              2,740      3,419       2,911      2,752
Noninterest expense                             5,606      5,830       5,712      5,521
Federal income tax provision                      664        840         754        766
Net income                                    $ 1,837    $ 2,066     $ 1,702    $ 1,783
Return on average assets (a)                     1.22%      1.37%       1.17%      1.25%
Return on average shareholders' equity (a)      12.78%     14.61%      12.40%     13.35%
=======================================================================================

RESULTS OF OPERATIONS

Earnings Summary and Key Ratios

Consolidated earnings of the Company improved over the record levels achieved in 2002, and net income was strong for both bank subsidiaries. UBTW, which opened in 2001 as a denovo bank, was profitable for the year. Overall, consolidated net income was up 3.5% over 2002 levels, which was up 42.5% over the levels achieved in 2001.

Net interest income was relatively flat from quarter to quarter, as margins were compressed. At the same time, the provision for loan losses declined in each quarter over the prior period, as loan balances grew slower than projected as a result of continued refinancing of residential mortgages which were subsequently sold in the secondary market. Noninterest income reached its peak in the third quarter, as a result of the Company's highest level ever of income from loan sales and servicing, and the decline in mortgage volume was apparent in the fourth quarter as noninterest income began to decline

While return on average assets and equity did not match the levels achieved in 2002, they were significantly higher than achieved in 2001, and were also higher than the Company's five-year average for these ratios. This decline in return ratios from 2002 to 2003 occurred in spite of continued growth in net income, as asset and equity growth outpaced income growth in 2003. At the same time, book value per share and cash dividends per share continue to provide improving returns to shareholders.

                                    Page A-3

The chart below shows trends in these and other ratios. All figures are adjusted to reflect stock dividends.

          Performance Ratios               2003       2002        2001       5 Year Average
-------------------------------------------------------------------------------------------
Return on average assets                     1.25%      1.28%       1.02%          1.22%
Return on average shareholders' equity      13.30%     14.02%      10.65%         12.80%
Average equity to average total assets        9.4%       9.2%        9.6%
Dividend payout ratio                        39.9%      39.5%       52.3%
Book value per share                      $ 25.79    $ 24.04     $ 21.75
Cash dividends per share                  $ 1.324    $ 1.273     $ 1.184
===========================================================================================

Book value per share is based on shares outstanding at December 31 of 2,224,963 for 2003, 2,114,765 for 2002 and 2,109,704 for 2001 as adjusted for stock dividends. Dividends per share does not include contingently issuable shares, and is based on average adjusted shares outstanding of 2,222,859 for 2003, 2,216,368 for 2002 and 2,212,649 for 2001, as adjusted for stock dividends.

Net Interest Income

United Bancorp, Inc. derives the greatest portion of its income from net interest income. During the historically unique changes in interest rates during 2002 and 2001, the Company benefited as its cost of funds decreased more quickly than did its yield on earning assets. However, during this period of declining rates, the Banks took the opportunity to lengthen the maturity of its liabilities, in preparation for future increases in interest rates. This had the impact of reducing net interest income for 2003, but Management is confident that net interest income will improve in the future as a result of these changes.

As a result of lower rates during the year, net interest income declined 2.6% from 2002 to 2003, in spite of asset growth during the period. This compares to an increase of 17.1% in 2002 over 2001. Net interest margin declined from 4.56% in 2002 to 4.23% in 2003. The table below provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have impacted the margin.

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

   Dollars in Thousands                   2003                           2002                           2001
                             -----------------------------   ----------------------------   ----------------------------
                               Average              Yield/   Average               Yield/    Average              Yield/
                               Balance   Interest    Rate    Balance    Interest    Rate     Balance   Interest    Rate
                             ---------   --------   ------   --------   --------   ------   --------   --------   ------
ASSETS
Interest earning assets (a)
 Federal funds sold           $  19,287   $    214    1.11%   $ 10,975   $    175    1.60%   $ 17,634   $    754    4.27%
 Taxable securities              66,860      2,218    3.32%     64,210      2,789    4.34%     45,558      2,570    5.64%
 Tax exempt securities (b)       30,672      1,791    5.84%     33,010      2,154    6.53%     33,024      2,375    7.19%
 Taxable loans                  424,719     27,138    6.39%    407,093     29,042    7.13%    356,853     29,337    8.22%
 Tax exempt loans (b)             1,385         95    6.85%      1,649        125    7.55%      1,923        143    7.42%
                              ---------   --------            --------   --------            --------   --------
  Total interest earning
    assets (b)                  542,923   $ 31,456    5.79%    516,937   $ 34,285    6.63%    454,992   $ 35,179    7.73%
Cash and due from banks          17,959                         15,059                         14,310
Premises and
    equipment, net               14,375                         14,840                         14,945
Intangible assets                 3,469                          3,469                          3,694
Other assets                     14,823                          8,745                          5,903
Unrealized gain (loss) on
    securities available
    for sale                      1,434                          1,508                          1,090
Allowance for loan losses        (5,256)                        (4,831)                        (4,367)
                              ---------                       --------                       --------
Total Assets                  $ 589,727                       $555,727                       $490,567
                              =========                       ========                       ========

                                    Page A-4

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES
                                   (CONTINUED)

                                           2003                           2002                           2001
                              -----------------------------   ----------------------------   ----------------------------
                               Average               Yield/   Average               Yield/    Average              Yield/
                               Balance    Interest    Rate    Balance    Interest    Rate     Balance   Interest    Rate
                              ---------   --------   ------   --------   --------   ------   --------   --------   ------
LIABILITIES AND
    SHAREHOLDERS' EQUITY
Interest bearing liabilities
NOW accounts                  $ 100,809   $    633    0.63%   $ 90,495   $    848    0.94%   $ 72,020   $  1,457    2.02%
Savings deposits                164,959      1,614    0.98%    143,735      2,016    1.40%    102,847      2,437    2.37%
CDs $100,000 and over            26,783      1,033    3.86%     29,886      1,394    4.66%     33,480      1,936    5.78%
Other int. bearing deposits     120,966      3,358    2.78%    138,379      4,722    3.41%    164,562      8,230    5.00%
                              ---------   --------            --------   --------            --------   --------
Total int. bearing deposits     413,517      6,638    1.61%    402,495      8,980    2.23%    372,909     14,060    3.77%
Short term borrowings               138          1    0.62%        533          8    1.41%        646         19    2.88%
Other borrowings                 38,265      1,869    4.88%     30,893      1,728    5.59%     12,155        841    6.92%
                              ---------   --------            --------   --------            --------   --------
Total int. bearing liab.        451,920      8,508    1.88%    433,921     10,716    2.47%    385,710     14,920    3.87%
                                          --------            --------   --------                       --------
Nonint. bearing deposits         75,511                         64,699                         53,975
Other liabilities                 6,735                          6,205                          3,885
Shareholders' equity             55,561                         50,902                         46,997
                              ---------                       --------                       --------
Total Liabilities and
    Shareholders' Equity      $ 589,727                       $555,727                       $490,567
                              =========                       ========                       ========
Net interest income (b)                   $ 22,948                       $ 23,569                       $ 20,259
                                          ========                       ========                       ========
Net spread                                            3.91%                          4.16%                          3.86%
Net yield on interest earning assets (b)              4.23%                          4.56%                          4.45%
Ratio of interest earning assets to
    interest bearing liabilities                      1.20                           1.19                           1.18

(a) Non-accrual loans and overdrafts are included in the average balances of loans.

(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.

The following tables support the fact that the decrease in net interest income during 2003 was a result of changes in rate, offset in part by changes in volume as the Banks grew. For the year, the net decrease in net interest income as a result of changes in rate was more than 50% larger than the improvement resulting from changes in volume.

These tables demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

                                               2003 compared to 2002             2002 compared to 2001
                                             Increase (decrease)due to:        Increase (decrease) due to:
                                           -------------------------------   ------------------------------
  In thousands of dollars                  Volume        Rate       Net      Volume       Rate        Net
-----------------------------------------------------------------------------------------------------------
Interest earned on:
    Federal funds sold                     $   104    $     (65)  $     39   $  (218)   $   (361)    $ (579)
    Taxable securities                         111         (681)      (570)      897        (678)       219
    Tax exempt securities                     (146)        (218)      (364)       (1)       (220)      (221)
    Taxable loans                            1,219       (3,123)    (1,904)    3,849      (4,144)      (295)
    Tax exempt loans                           (19)         (11)       (30)      (21)          3        (18)
-----------------------------------------------------------------------------------------------------------
        Total interest income              $ 1,269    $  (4,098)  $ (2,829)  $ 4,506    $ (5,400)    $ (894)

                                    Page A-5

                                               2003 compared to 2002             2002 compared to 2001
                                             Increase (decrease)due to:        Increase (decrease) due to:
                                           -------------------------------   -------------------------------
      In thousands of dollars              Volume        Rate       Net      Volume       Rate         Net
------------------------------------------------------------------------------------------------------------
Interest expense on:
    NOW accounts                           $    88    $    (303)  $   (215)  $   309    $   (918)    $  (609)
    Savings deposits                           268         (670)      (402)      774      (1,195)       (421)
    Interest bearing CDs $100,000+            (135)        (226)      (361)     (193)       (349)       (542)
    Other interest bearing deposits           (550)        (814)    (1,364)   (1,171)     (2,337)     (3,508)
    Short term borrowings                       (4)          (3)        (7)       (3)         (8)        (11)
    Other borrowings                           378         (237)       141     1,076        (189)        887
------------------------------------------------------------------------------------------------------------
        Total interest expense             $    45    $  (2,253)  $ (2,208)  $   792    $ (4,996)    $(4,204)
------------------------------------------------------------------------------------------------------------

Net change in net interest income          $ 1,224    $  (1,845)  $   (621)  $ 3,714    $   (404)    $ 3,310
============================================================================================================

Provision for Loan Losses

The Company's charge-offs within its loan portfolio declined in 2003, following an increase in 2002 over 2001. At the same time, the mix of the portfolio continued to shift, with more loans in the business loan categories. As a result, Management elected to maintain the provision for loan losses at a level just below those experienced in 2002. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continues to evaluate its allocation methodology to assure that the Banks are adequately protected against these losses.

The Company has consistently low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Banks to maintain a high level of quality in their loan portfolios. These factors combine with the Company's level of residential real estate loans to support an allowance as a percent of total loans at a level that Management believes is appropriate for the risks in its loan portfolio.

Noninterest Income

Total noninterest income increased 18.2% in 2003 over 2002, compared to an increase of 15.7% in 2002 over 2001 A number of items contributed to this continued improvement. The following table summarizes changes in noninterest income by category for 2003 and 2002, in thousands of dollars where appropriate.

Change in Categories of Noninterest Income                 2003        2002       Change      2001       Change
---------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                      $  2,623     $ 2,330      12.6%     $ 2,149       8.4%
Trust & Investment fee income                               3,104       2,888       7.5%       2,695       7.2%
Gains on securities transactions                              105          15     600.0%           2     650.0%
Loan sales and servicing                                    2,988       2,001      49.3%       1,268      57.8%
ATM, debit and credit card fee income                       1,442       1,386       4.0%       1,180      17.5%
Sales of nondeposit investment products                       751         786      -4.5%         816      -3.7%
Other income                                                  809         593      36.4%         531      11.7%
---------------------------------------------------------------------------------------------------------------
  Total Noninterest Income                              $ 11,822     $ 9,999      18.2%     $ 8,641      15.7%
===============================================================================================================

Service charges on deposit accounts were up 12.6% in 2003, compared to an increase of 8.4% in 2002 and 2.7% during 2001. This compares to total growth in deposit balances of 6.6% for 2003 over 2002. No significant changes were made in the Company's service charge structure during the year. However, the mix of the Company's deposits includes more short-term deposits than in the past, and these deposit categories generate fee income while certificates of deposit do not.

                                    Page A-6

Also contributing to the overall profitability of the Company is the Trust & Investment Group of UBT, as gross income generated from trust fees continues to provide significant dollars of fee income. Improving conditions in financial markets in 2003 helped to reverse the slowing of growth of the Department during 2002 and 2001, and trust fee income increased 7.5% in 2003 over 2002 levels. This compares to an increase in fee income of 7.2% during 2002 and a decrease of 3.6% from 2000 to 2001. At December 31, 2003, assets managed by the Department were $579.7 million, compared to $483.4 million at the end of 2002. Future increases in Trust fee income are dependent on the growth of the Department and the market value of assets managed, but are expected to continue to increase in future periods.

The Banks generally market their production of fixed rate long-term mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. The Company maintains a portfolio of sold residential real estate mortgages, which it continues to service. This servicing provides ongoing income for the life of the loans. During 2003, clients continued to exhibit a preference for fixed rate loans as market rates declined, resulting in a greater proportion of those loans originated by the Banks being sold in the secondary market. This unprecedented activity in residential mortgages during 2003 provided an increase of 49.3% in income from loan sales and servicing compared to 2002. This compares to increases of 57.8% in 2002 and 185.6% in 2001 compared to prior years. As the Company is conservative in its approach to valuation of mortgage servicing rights, no write-downs in mortgage servicing rights were required in 2003 or 2002 as a result of declining market rates.

The Company does not anticipate that this level of activity in mortgage sales will continue, and Management anticipates that income from loan sales will decline for 2004. However, servicing income from loans sold on the secondary market should continue to be strong, and the Banks expect to experience improved fee income as the write-off of unamortized servicing rights declines with the slowing of the pace of refinancing within the residential real estate mortgage portfolios.

Income from the sale of nondeposit investment products is derived from the sale of investments and insurance products to clients, including credit, life and title insurance policies, annuities, mutual funds and other investment vehicles. This category of income continued its decline experienced in 2002 and 2001, and reflects slower sales volumes of annuities and mutual fund products. The Company has also increased its sales efforts in other insurance products in the past two years, but these efforts have not yet provided a meaningful improvement to fee income. Management expects to continue to increase its sales efforts of investment products.

ATM, debit and credit card fee income continues to provide a steady source of noninterest income for the Company. The Banks operate seventeen ATMs throughout its market areas, and Bank clients are active users of debit cards. United Bank & Trust sold its credit card portfolio during 2000, but continues to receive ongoing fee income from referrals and operation of its credit card merchant business. Income from these areas increased 4.0% from 2002 to 2003, compared to an increase of 17.5% from 2001 to 2002.

Other noninterest income during the year consisted of income from various fee-based banking services, including sale of official checks, wire transfer fees, safe deposit box income, increase in cash value of bank owned life insurance and other fees. While this category of income increased by $216,000 from 2002 to 2003, $250,000 of that improvement was a result of the purchase of bank-owned life insurance ("BOLI") by the two banks during 2003. Other categories of other noninterest income were down somewhat from 2002 to 2003.

A portion of this decline was temporary, and resulted from the move of three banking offices from UBT to UBTW during 2003. Fee income generated by clients of those three offices was down in 2003, as the Banks waived some fees in order to make the transition easier for clients. It is not anticipated that this waiver of fees will continue in the future, as it resulted from a one-time event.

                                    Page A-7

Overall, total noninterest income increased 18.2% in 2003, compared to an increase of 15.7% in 2002 over 2001. This improvement continued to be led by the significant contribution from increased mortgage volume, as well as the addition of income from BOLI. As the economy moves toward more normal periods, the Company anticipates that its sources of noninterest income are sufficiently diverse to provide continued improvement in the future, without regard to future changes in the economy.

Noninterest Expense

The following table summarizes changes in noninterest expense by category for 2003 and 2002, in thousands of dollars where appropriate.

Change in Categories of Noninterest Expense                2003        2002       Change      2001       Change
---------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                           $ 13,672     $12,647       8.1%    $ 11,676       8.3%
Occupancy and equipment expense, net                        3,927       3,764       4.3%       3,528       6.7%
External data processing                                    1,208       1,161       4.0%       1,005      15.5%
Advertising and marketing                                     360         553     -34.9%         751     -26.4%
Other expense                                               3,502       3,519      -0.5%       3,577      -1.6%
---------------------------------------------------------------------------------------------------------------
  Total Noninterest Expense                              $ 22,669     $21,644       4.7%    $ 20,537       5.4%
===============================================================================================================

Total noninterest expense grew at an overall rate of 4.7% in 2003, compared to asset growth of 6.3% for the year. This increase in expenses at a rate lower than asset growth reflects in part the "growing into" overhead costs that resulted from the formation and operation of United Bank & Trust-Washtenaw. The company continues to emphasize cost controls, while continuing to make the expenditures necessary to remain competitive.

Salaries and benefits are the organization's largest single area of expense. Total full-time equivalent staffing was 209.5 at the end of 2003, down from
211.0 at the end of 2002 and 216.0 at the end of 2001. This decrease reflects ongoing cost containment efforts on behalf of the Company and as a result of efficiencies gained in processing for two banks. At the same time, commissions expense continues to be a significant factor in the increase in compensation costs, reflecting the continuing high levels of mortgage activity of the Banks for most of the year. This additional expense was more than offset by the additional income generated from the mortgage activity, and will decline in future periods to the degree that mortgage volume also is reduced. Benefits costs continue to be a significant cost for the Company.

Occupancy and equipment expense increased 4.3% in 2003, compared to an increase of 6.7% in 2002 and 24.1% in 2001. In March of 2003, United Bank & Trust - Washtenaw moved into its new headquarters, and the resulting overhead of that building is included this category of expense. There were no other significant additions to the Company's technology infrastructure in 2003 other than those required to maintain its strategic position.

Advertising and marketing expenses declined nearly $200,000 from 2002 to 2003, reflecting efficiencies in this area between the two banks. Other expenses were down slightly in 2003, with increases and decreases in many categories. No single expense category contributed significantly to the reduction of expenses in this area, but the combined efforts resulted in virtually flat expenses in this area between 2002 and 2003.

                                    Page A-8

Federal Income Tax

The following chart shows the effective federal tax rates of the Company for he past three years.

Effective Tax Rates, in thousands of dollars where appropriate                    2003        2002       2001
---------------------------------------------------------------------------------------------------------------
Income before tax                                                                $10,412    $ 10,069    $ 6,863
Federal income tax                                                               $ 3,024    $  2,934    $ 1,857
Effective federal tax rate                                                          29.0%       29.1%      27.1
===============================================================================================================

The Company's effective federal tax rate for 2003 was substantially unchanged from 2002, following a slight increase in 2002 over 2001. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Banks intend to continue to invest in these assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative. In addition, purchase of bank-owned life insurance and the use of affordable housing tax credits by the Banks will help to further reduce the Company's effective federal tax rate for 2004.

FINANCIAL CONDITION

Securities

Dollars of deposit growth in excess of net loan growth resulted in continued growth in the Company's securities portfolio during 2003. The makeup of the Company's investment portfolio continues to evolve with the growth of UBTW. In addition, throughout 2003, the Banks generally replaced shorter-term investments with slightly longer maturities, to match their interest rate risk needs. This resulted in a shift in the mix of the consolidated investment portfolio during the year. On a consolidated basis, investment in U.S. Treasury and agency securities, mortgage backed agency and tax exempt securities balances increased, while investments held in corporate, asset backed and other securities declined. The changes in the various categories of the portfolio are shown in the chart below.

Change in Categories of Securities Portfolio, in thousands of dollars                         2003       2002
---------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                                         $ 10,979    $13,123
Mortgage backed agency securities                                                              4,852     (3,493)
Obligations of states and political subdivisions                                               4,425     (3,532)
Corporate, asset backed and other securities                                                  (8,902)     1,039
---------------------------------------------------------------------------------------------------------------
  Change in total securities                                                                $ 11,354    $ 7,137
===============================================================================================================

These changes are also reflected in the percentage makeup of the portfolio. The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Banks, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions. The following chart shows the percentage mix of the securities portfolio.

Percentage Makeup of Securities Portfolio at December 31,                                      2003      2002
--------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                                            37.5%      30.6%
Mortgage backed agency securities                                                              17.0%      14.0%
Obligations of states and political subdivisions                                               39.1%      39.1%
Corporate, asset backed and other securities                                                    6.5%      16.4%
--------------------------------------------------------------------------------------------------------------
  Total securities                                                                            100.0%     100.0%
==============================================================================================================

                                    Page A-9

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 11% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Company's portfolio contains no "high risk" mortgage securities or structured notes.

The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2003 and 2002, in thousands of dollars.

Unrealized Gains and Losses in the Investment Portfolio                           2003       2002     Change
-------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                              $  90     $   305   $   (215)
Mortgage backed agency securities                                                   43         454       (411)
Obligations of states and political subdivisions                                   640         961       (321)
Corporate, asset backed and other securities                                       107         222       (115)
-------------------------------------------------------------------------------------------------------------
Total investment securities                                                      $ 880     $ 1,942   $ (1,062)
=============================================================================================================

Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Loans

The Company continues to be a significant provider of loans in its markets. As full service lenders, the Banks offer a variety of loan products in their markets. Loan growth slowed in 2003, but not as a result of declining volumes. Significant growth in the business loan portfolio was offset in part by continued refinancing of portfolio residential mortgage loans which were subsequently sold on the secondary market.

The chart below shows the percentage change in each category of the loan portfolio for 2003 and 2002.

Percentage Change in Categories of Loan Portfolio                                             2003       2002
----------------------------------------------------------------------------------------------------------------
Personal                                                                                       -1.0%      13.1%
Business                                                                                       20.8%      30.2%
Tax exempt                                                                                      4.2%     -24.5%
Residential mortgage                                                                          -23.3%      -5.6%
Construction                                                                                   -4.0%       4.0%
Total loans                                                                                     3.8%      13.7%
==============================================================================================================

The volume of mortgage loans generated during 2003 and 2002 reached record levels. During this period, as a result of historically low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Banks sell most of their fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during the year.

Construction loan activity declined slightly from 2002 levels, but housing volume continues to be strong. The percentage decline shown in the above table is as of December 31, which is typically a slower time for construction loans in Michigan. Construction loan volume reflects continued growth of the commercial mortgage and residential housing activity in the Company's market area. Residential construction loans will convert to residential mortgages to be retained in the Banks' portfolios or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

                                   Page A-10

Personal loan balances were down slightly during 2003, as consumer finance activity at commercial banks slowed. Personal loans on the Company's balance sheet includes direct and indirect loans for automobiles, boats and recreational vehicles, and other items for personal use. In addition, personal lines of credit and home equity loans are included in this loan category.

For 2003, loans outstanding to businesses increased 20.8%, continuing the strong growth experienced in 2002. This growth in loans to commercial enterprises is derived from all of the markets the Banks serve, including significant contributions from the Ann Arbor and Dexter markets. Continued participation in tax exempt financing reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances. While a number of municipalities took advantage of lower market rates in 2002 to prepay outstanding balances on tax exempt loans, activity in this category of loans has once again increased in 2003.

Credit Quality

The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of nonperforming loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient.

The chart below shows the amount of nonperforming assets by category for each of the past five years.

Nonperforming Assets, in thousands of dollars                2003        2002       2001        2000       1999
---------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                          $ 3,635     $ 1,583    $ 1,084     $   889    $ 1,305
Accruing loans past due 90 days or more                       761         748      1,104         408        174
Troubled debt restructurings                                    -           -        130         132        134
---------------------------------------------------------------------------------------------------------------
  Total nonperforming loans                                 4,396       2,331      2,318       1,429      1,613
Other real estate                                             593         467        179         544        347
---------------------------------------------------------------------------------------------------------------
  Total nonperforming assets                              $ 4,989     $ 2,798    $ 2,497     $ 1,973    $ 1,960
===============================================================================================================
Percent of nonperforming loans to total loans                0.98%       0.54%      0.61%       0.42%      0.52%
===============================================================================================================
Percent of nonperforming assets to total assets              0.82%       0.49%      0.48%       0.42%      0.46%
===============================================================================================================

The Company's percentage of nonperforming loans to total loans increased from 2002 to 2003, primarily reflecting an increase in nonaccrual loans. Loan delinquency percentages have not increased significantly, and the increase in nonaccrual loans is a result in part of the weak economy over the last few years as it has impacted a small number of business clients. Collection efforts continue with these clients, to bring them back to performing status or to finish liquidation. The allowance for loan losses provides adequate allocation for loan losses that may result from shortfalls in these loans. Management fully expects the trend in nonperforming loans to slow or reverse in 2004. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. Accruing loans past due ninety days or more remained relatively flat in 2003 over 2002.

In general, banks have experienced higher delinquencies in recent years, as the economy has weakened and personal borrowings reached all-time high levels. In spite of that, the Company has not seen a significant increase in delinquency in 2003. Total dollars of accruing loans past due 90 days or more has increased slightly from 2002, but have remained flat as a percent of total loans.

                                   Page A-11

The amount listed in the previous table as other real estate reflects a small number of commercial and residential properties that were acquired through foreclosure or in lieu of foreclosure. Total dollars in this category have increased from 2002 levels, but remain relatively low as a percentage of assets. Various properties have been leased to a third party with an option to purchase or are listed for sale, and no significant losses are anticipated.

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

Percentage Makeup of Loan Portfolio at December 31,                                            2003      2002
--------------------------------------------------------------------------------------------------------------
Personal                                                                                       15.7%      16.5%
Business                                                                                       57.5%      49.4%
Tax exempt                                                                                      0.3%       0.3%
Residential mortgage                                                                           19.1%      25.8%
Construction                                                                                    7.4%       8.0%
--------------------------------------------------------------------------------------------------------------
  Total loans                                                                                 100.0%     100.0%
==============================================================================================================

Loans to finance residential mortgages, including construction loans, make up 26.5% of the portfolio at year end, compared to 33.8% at the end of 2002. This decline reflects continued significant refinancing activity during 2003, as loan clients typically selected fixed-rate mortgages that were sold on the secondary market. Loans in this category are well-secured and have had historically low levels of net losses.

The personal loan portfolio consists of direct and indirect installment, home equity and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Banks use an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans consist of approximately 63% of loans that are secured by nonfarm, nonresidential real estate. There are no other significant concentrations in the business loan portfolio. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits

Deposit totals increased in 2003 over 2002, primarily as a result of growth in Washtenaw County. Total deposits increased 6.6% in 2003, compared to growth of 4.5% during 2002. Products such as money market deposit accounts, Cash Management Checking and Cash Management Accounts continue to be very popular with clients, aiding in continued deposit growth. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

The Banks do not support their growth through purchased or brokered deposits. The Banks' deposit rates are consistently competitive with other banks in its market area, including those new markets that the Company has entered in recent periods. The majority of the Company's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2003 and 2002.

                                   Page A-12

Percentage Change in Deposits by Category                                                       2003      2002
--------------------------------------------------------------------------------------------------------------
Noninterest bearing deposits                                                                    8.6%      16.4%
Interest bearing deposits                                                                       6.2%       2.6%
Total deposits                                                                                  6.6%       4.5%
==============================================================================================================

The chart below shows the percentage makeup of the deposit portfolio in 2003 and 2002.

Percentage Breakdown of Deposit Portfolio as of December 31,                                   2003       2002
--------------------------------------------------------------------------------------------------------------
Noninterest bearing deposits                                                                   15.6%      15.3%
Interest bearing deposits                                                                      84.4%      84.7%
--------------------------------------------------------------------------------------------------------------
  Total deposits                                                                              100.0%     100.0%
==============================================================================================================

Cash Equivalents and Borrowed Funds

The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of its banking offices is maintained at its lowest practical levels. At times, the Banks are participants in the federal funds market, either as borrowers or sellers. Federal funds are generally borrowed or sold for one-day periods. The Banks also have the ability to utilize short term advances from the Federal Home Loan Bank ("FHLB") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2003 and 2002, and short term advances and discount window borrowings were not utilized during either year.

The Company periodically finds it advantageous to utilize longer term borrowings from the Federal Home Loan Bank of Indianapolis. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found immediately below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity

During 2003, the Company's cash and cash equivalents declined by 12.3%, as a result of the elimination of fed funds purchased on the balance sheets of the Banks. This was a result of efforts to make better use of the earning assets of the Company and to improve net interest income. Throughout 2003, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's liquidity during 2003 was higher than in 2002. The Company averaged net federal funds sold of $19.287 million during 2003, compared to $10.975 million during 2002. These changes were primarily a result of timing differences between loan and deposit growth.

Deposits increased by $31.0 million in 2003 compared to 2002, and FHLB advances increased by $3.0 million. Net portfolio loans increased by $24.9 million. In addition, total investments increased by $11.4 million and the Banks purchased BOLI of $10.3 million. All of these changes contributed to the Company's reduction in excess funds.

The Banks monitor their liquidity position regularly, and are in compliance with regulatory guidelines for liquidity. The cash flows of the Company are relatively predictable. While loan and deposit cash flows are determined to a large extent by the actions of its clients, the Company is able to control its cash flows with regard to borrowings and investments. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and lines of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

                                   Page A-13

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Policies of the Company place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on twelve months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2003, the Company would expect a maximum potential reduction in net interest margin of less than 11% if market rates increased or decreased under an immediate and sustained parallel shift of 200 basis points.

During 2003 and 2002, the Company increased its usage of long term fixed rate FHLB advances in order to lock in its cost of funds at historically low rates. In addition, the Company continued to be asset-sensitive in the twelve-month timeframe based on internal interest sensitivity measures. The impact on the net interest margin for the short run will be countered by the long term benefit when interest rates rise.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2003 and 2002.

                                   Page A-14

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2003

                                                 Principal Amount Maturing In:
In thousands of dollars        ------------------------------------------------------------------              Fair Value
RATE-SENSITIVE ASSETS:           2004       2005        2006       2007        2008    Thereafter    Total     12/31/2003
-------------------------------------------------------------------------------------------------------------------------
Fixed rate loans               $ 38,649    $23,185    $ 33,551   $ 28,240    $39,843   $   50,598   $214,066   $   219,867
Average interest rate               7.2%       7.2%        7.0%       7.3%       6.7%         6.5%       6.9%
Variable rate loans            $ 78,593    $28,537    $ 23,385   $ 12,347    $13,961   $   75,930   $232,753   $   232,803
Average interest rate               4.7%       4.5%        4.2%       4.0%       4.0%         6.5%       5.1%
Fixed rate investments         $ 56,858    $18,903    $  8,560   $  2,747    $ 3,068   $    8,823   $ 98,959   $   102,300
Average interest rate               3.6%       2.9%        3.0%       3.2%       4.5%         4.9%       3.5%
Variable rate investments      $  3,556    $ 2,034    $    752   $     55    $     -   $        -   $  6,397   $     6,434
Average interest rate               3.4%       3.6%        3.6%       5.1%       0.0%         0.0%       3.5%
Other interest earning assets  $  2,496                                                             $  2,496   $     2,496
Average interest rate               4.6%                                                                 4.6%

RATE-SENSITIVE LIABILITIES:

Noninterest bearing demand                                                              $  78,184   $ 78,184   $    78,184
Savings & interest bearing
    demand                     $310,571                                                             $310,571   $   310,571
Average interest rate               0.7%                                                                 0.7%
Time deposits                  $ 45,657    $25,753    $ 24,754   $ 14,680    $ 2,983    $       -   $113,827   $   117,921
Average interest rate               2.6%       3.9%        3.8%       4.2%       3.3%         0.0%       3.4%
Fixed rate borrowings          $    529    $ 1,568    $  8,011   $ 19,339    $ 5,928    $       -   $ 35,375   $    36,795
Average interest rate               5.9%       4.0%        4.2%       5.1%       4.2%         0.0%       4.7%
Other interest bearing
    liabilities                $  8,076                                                             $  8,076   $     8,076
Average interest rate               1.2%                                                                 1.2%
==========================================================================================================================

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2002

                                                 Principal Amount Maturing In:
In thousands of dollars        ------------------------------------------------------------------              Fair Value
RATE-SENSITIVE ASSETS:           2003       2004        2005       2006       2007     Thereafter    Total     12/31/2002
-------------------------------------------------------------------------------------------------------------------------
Fixed rate loans               $ 37,916    $24,813    $ 27,924   $ 30,746    $28,000   $   83,287   $232,686   $  239,485
Average interest rate               7.6%       7.8%        7.5%       7.5%       7.6%         7.9%       7.7%
Variable rate loans            $ 62,563    $20,735    $ 24,144   $ 11,355    $10,974   $   68,069   $197,840   $  198,657
Average interest rate               5.1%       5.1%        5.1%       5.0%       5.0%         6.8%       5.7%
Fixed rate investments         $ 45,998    $26,255    $  5,787   $  2,294    $   362   $    4,660   $ 85,356   $   87,098
Average interest rate               3.7%       4.0%        4.4%       4.9%       5.2%         6.1%       4.0%
Variable rate investments      $  1,914    $ 1,571    $  1,259   $    335    $    55   $    2,627   $  7,761   $    7,912
Average interest rate               4.8%       4.8%        4.9%       5.2%       5.6%         4.7%       4.8%
Other interest earning assets  $ 10,022                                                             $ 10,022   $   10,070
Average interest rate               2.1%                                                                 2.1%

RATE-SENSITIVE LIABILITIES:

Noninterest bearing demand                                                             $   71,976   $ 71,976   $   71,976
Savings & interest bearing
    demand                     $283,359                                                             $283,359   $  283,359
Average interest rate               1.0%                                                                 1.0%
Time deposits                  $ 52,591    $19,599    $ 19,604   $ 15,755    $ 8,660   $        5   $116,214   $  121,007
Average interest rate               3.6%       4.7%        4.5%       4.5%       4.8%         1.6%       4.1%
Fixed rate borrowings          $  7,492    $   529    $  1,568   $  8,011    $20,339   $    3,928   $ 41,867   $   44,346
Average interest rate               7.0%       5.9%        4.0%       4.2%       5.0%         4.7%       5.2%
Other interest bearing
    liabilities                $     75                                                             $     75   $       75
Average interest rate               0.5%                                                                 0.5%
=========================================================================================================================

                                   Page A-15

The Company's primary market risk exposure increased from 2002 to 2003, based on data supplied by its measurement systems. However, this market risk exposure is if rates decline further, which seems unlikely in the current rate environment. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

The Funds Management policy provides for a level of interest sensitivity which, Management believes, allows the Company to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Company to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2003. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.

                          INTEREST SENSITIVITY SUMMARY

                                                                                                   Over 10
              In thousands of dollars                  0-3 Mo.   4-12 Mo.     1-5 Yrs   5-10 Yrs    Years       Total
-----------------------------------------------------------------------------------------------------------------------
Securities                                           $  30,237   $ 37,017    $ 29,654   $  4,188    $  7,638   $108,734
Loans                                                  162,174     40,073     196,035     40,494       8,044    446,820
-----------------------------------------------------------------------------------------------------------------------
    Total earning assets                             $ 192,411   $ 77,090    $225,689   $ 44,682    $ 15,682   $555,554

Interest bearing deposits                            $ 324,804   $ 31,425    $ 68,170                          $424,399
Other borrowings                                         8,076        529      34,846                            43,451
-----------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities               $ 332,880   $ 31,954    $103,016   $      -               $467,850
-----------------------------------------------------------------------------------------------------------------------
Net asset (liability) interest sensitivity exposure  $(140,469)  $ 45,136    $122,673   $ 44,682    $ 15,682   $ 87,704

Cumulative net asset (liability) exposure            $(140,469)  $(95,333)   $ 27,340   $ 72,022    $ 87,704
Cumulative ratio of asset to liability exposure           0.58       0.74        1.06       1.15        1.19    to one
Cumulative exposure as a percent of total assets         -23.0%     -15.6%        4.5%      11.8%       14.4%
=======================================================================================================================

CAPITAL RESOURCES

It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. The payout ratio for 2003 was 39.9%, compared to 39.5% for 2002. Cash dividends have resulted in a dividend yield of approximately 2.32% and 2.61% in 2003 and 2002, respectively. Five percent stock dividends were paid to shareholders in 2003 and 2002. The stock of the Company is traded locally over the counter, and demand consistently exceeds supply.

                                   Page A-16

The ratios of average equity to average assets of the Banks and the Company increased in 2003 over 2002, as average capital grew at a faster pace than did average assets as a result of strong earnings. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company, and the Company and the Banks are considered to be well-capitalized by their regulators.

The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders. Succession planning is in place for Management of the Company, in order to assure a smooth transition upon the announced retirement of Chairman and CEO David S. Hickman at the end of 2005.

CONTRACTUAL OBLIGATIONS

The following table details the Company's known contractual obligations at December 31, 2003, in thousands of dollars:

                                                                      Payments due by period
------------------------------------------------------------------------------------------------------------------
                                                                  Less than                              More than
  Contractual Obligations                               Total      1 year      1-3 years    3-5 years     5 years
------------------------------------------------------------------------------------------------------------------
Long term debt (FHLB advances)                         $ 35,375     $   529    $   9,579    $  24,267    $   1,000
Capital lease obligations                                     -           -            -            -            -
Operating lease arrangements                              7,517         711        1,402        1,450        3,955
Purchase agreements                                           -           -            -            -            -
------------------------------------------------------------------------------------------------------------------
Total                                                  $ 42,892     $ 1,240    $  10,981    $  25,717    $   4,955

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

In May of 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The FASB's Staff Position 150-3 deferred indefinitely the guidance in SFAS No. 150 on certain mandatorily redeemable noncontrolling interests.

In January of 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51, and in December 2003 the FASB deferred certain effective dates of Interpretation No. 46. For all variable interest entities other than special purpose entities, the revised Interpretation is effective for periods ending after March 15, 2004. For variable interest entities meeting the definition of special purpose entities under earlier accounting rules, the Interpretation remains effective for periods ending after December 31, 2003. The Interpretation requires the consolidation of entities in which an enterprise absorbs a majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity. Currently, entities are generally consolidated by an enterprise when it has a controlling interest through ownership of a majority voting interest in the entity. The Company has determined that it has no such instruments.

                                   Page A-17

In April of 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement clarifies reporting of contracts as either derivatives or hybrid instruments. The Company has determined that it has no such instruments.

In January of 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46 provides guidance with respect to variable interest entities and when the assets, liabilities, noncontrolling interest, and results of operations of a variable interest entity need to be included in a company's consolidated financial statements. A variable interest entity exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. Those characteristics are the direct or indirect ability to make decisions about an entity's activities through voting rights or similar rights, the obligation to absorb the expected losses of an entity if they occur, and the right to receive the expected residual returns of the entity if they occur.

In December 2003 the FASB the FASB deferred certain effective dates for Interpretation No. 46. For all variable interest entities other than special purpose entities, the revised Interpretation is effective for periods ending after March 15, 2004. For variable interest entities meeting the definition of special purpose entities under earlier accounting rules, the Interpretation remains effective for periods ending after December 31, 2003. The effect of the adoption did not have a material impact on the results of operations, financial position or cash flows of the Company.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-based Compensation - Transition and Disclosure, which provides guidance for transition from the intrinsic value method of accounting for stock-based compensation under Accounting Principles Board ("APB") Opinion No. 25 to SFAS No. 123's fair value method of accounting, if a company so elects. The Company applies APB Opinion No. 25 and related Interpretations in accounting for the stock option plan. Accordingly, no compensation costs have been recognized, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. Had compensation cost for the Company's stock option plan been recorded based on the fair value at the grant dates for awards under the plan consistent with the method prescribed by SFAS No. 123, net income and net income per share would have been adjusted to the proforma amounts indicated in
Note 1.

In November 2002, FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others was issued. FIN 45 requires the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The most significant FIN45 instruments of the Company are standby letters of credit. The Company has determined that its standby letters of credit obligations under FIN 45 are not material for disclosure.

Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

                                   Page A-18

CRITICAL ACCOUNTING POLICIES

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the Company's consolidated financial statements for the year ended December 31, 2003. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results, and they require management to make estimates that are difficult, subjective, or complex.

Allowance for Credit Losses

The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate.

Regardless of the extent of the Company's analysis of client performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a client's financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or client-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Mortgage Servicing Rights

Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests.

                                   Page A-19

The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.

Goodwill and Other Intangibles

The Company records all assets and liabilities acquired in purchase acquisitions, including goodwill and other intangibles, at fair value as required by SFAS 141. Goodwill is subject, at a minimum, to annual tests for impairment. Other intangible assets are amortized over their estimated useful lives using straight-line and accelerated methods, and are subject to impairment if events or circumstances indicate a possible inability to realize the carrying amount. The initial goodwill and other intangibles recorded and subsequent impairment analysis requires management to make subjective judgments concerning estimates of how the acquired asset will perform in the future. Events and factors that may significantly affect the estimates include, among others, customer attrition, changes in revenue growth trends, specific industry conditions and changes in competition.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward- looking statements. The presentations and discussions of the provision and allowance for loan losses, and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

                                   Page A-20

STATEMENT OF MANAGEMENT'S RESPONSIBILITY

                          [UNITED BANCORP, INC. LOGO]

Financial Statements

The Management of United Bancorp, Inc. is responsible for the preparation, integrity and fair presentation of its published financial statements. The financial statements contained herein have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on judgments and estimates made by Management. The Company also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

The 2003 financial statements have been audited by the independent accounting firm of BKD, LLP, ("BKD") which was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the board of directors and committees of the board. The Company believes that all representations made to the independent auditors during their audit were valid and appropriate. BKD's audit report is presented on the following page.

Internal Control

The Company maintains internal controls over financial reporting which are designed to provide reasonable assurance to the Company's management and Board of Directors regarding the preparation of reliable published financial statements. The internal controls contain self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. The Board, operating through its Audit and Compliance Committee, which is composed entirely of Directors who are not officers or employees of the Company, provides oversight to the financial reporting process. Even effective internal controls, no matter how well designed, have inherent limitations, including the possibility of circumvention or overriding of controls. Accordingly, even effective internal controls can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of internal controls may vary over time.

The Company has assessed its internal controls as of December 31, 2003. Based on its assessment, the Company believes that, as of December 31, 2003, the internal controls over financial reporting are adequate and appropriate.

/s/ David S. Hickman                     /s/ Robert K. Chapman
------------------------------------     ------------------------------------
David S. Hickman                         Robert K. Chapman
Chairman and Chief Executive Officer     President

/s/ Randal J. Rabe                       /s/ Dale L. Chadderdon
------------------------------------     ------------------------------------
Randal J. Rabe                           Dale L. Chadderdon
Executive Vice President                 Senior Vice President, Secretary and
                                         Treasurer

Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 - Phone 517.423.8373 - Fax 517.423.4176 - www.ubat.com

                                   Page A-21

INDEPENDENT ACCOUNTANTS' REPORT

United Bancorp, Inc. and Subsidiaries

                                 [BKD LLP LOGO]

Shareholders and Board of Directors
United Bancorp, Inc.
Tecumseh, Michigan

We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of United Bancorp, Inc. for the year then ended, December 31, 2001, were audited by other accountants whose report dated January 16, 2002 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in note 8, the Company changed its method of accounting or goodwill in 2002.

                                                                  /s/ BKD, LLP
                                                                    BKD, LLP

        Indianapolis, Indiana
        January 22, 2004

                                   Page A-22

CONSOLIDATED BALANCE SHEETS

United Bancorp, Inc. and Subsidiaries

                                                                                                          December 31,
                                                                                                    ------------------------
             In thousands of dollars                                                                  2003           2002
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and demand balances in other banks                                                             $ 21,425       $  16,719
Federal funds sold                                                                                         -           7,700
----------------------------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                                                       21,425          24,419

Securities available for sale                                                                        108,734          97,380

Loans held for sale                                                                                       90           7,873
Portfolio loans                                                                                      446,730         422,653
----------------------------------------------------------------------------------------------------------------------------
Total loans                                                                                          446,820         430,526
Less allowance for loan losses                                                                         5,497           4,975
----------------------------------------------------------------------------------------------------------------------------
Net loans                                                                                            441,323         425,551

Premises and equipment, net                                                                           14,734          14,123
Goodwill                                                                                               3,469           3,469
Accrued interest receivable and other assets                                                          20,088           8,957
----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                        $609,773       $ 573,899
============================================================================================================================

LIABILITIES
Deposits
     Noninterest bearing deposits                                                                   $ 78,184       $  71,976
     Interest bearing deposits                                                                       424,399         399,574
----------------------------------------------------------------------------------------------------------------------------
Total deposits                                                                                       502,583         471,550

Short term borrowings                                                                                  8,076              75
Other borrowings                                                                                      35,375          41,867
Accrued interest payable and other liabilities                                                         6,356           7,027
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                                    552,390         520,519
----------------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value; 5,000,000 shares authorized,
     2,224,963 shares issued and outstanding in 2003 and 2,114,765 in 2002                            45,809          39,122
Retained earnings                                                                                     10,994          12,977
Accumulated other comprehensive income, net of tax                                                       580           1,281
----------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                                            57,383          53,380
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                          $609,773       $ 573,899
============================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-23

 CONSOLIDATED STATEMENTS OF INCOME

 United Bancorp, Inc. and Subsidiaries

                                                                                         For the years ended December 31,
                                                                                     ---------------------------------------
  In thousands of dollars, except per share data                                       2003           2002           2001
----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                                                $ 27,202       $ 29,126       $  29,435
Securities
     Taxable                                                                            2,219          2,789           2,570
     Tax exempt                                                                         1,200          1,445           1,641
Federal funds sold                                                                        214            175             754
----------------------------------------------------------------------------------------------------------------------------
Total interest income                                                                  30,835         33,535          34,400
----------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Deposits                                                                                6,637          8,980          14,059
Short term borrowings                                                                       1              8              19
Other borrowings                                                                        1,869          1,728             841
----------------------------------------------------------------------------------------------------------------------------
Total interest expense                                                                  8,507         10,716          14,919
----------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                                    22,328         22,819          19,481
Provision for loan losses                                                               1,069          1,105             722
----------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                    21,259         21,714          18,759
----------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                                                     2,623          2,330           2,149
Trust & Investment fee income                                                           3,104          2,888           2,695
Gains on securities transactions                                                          105             15               2
Loan sales and servicing                                                                2,988          2,001           1,268
ATM, debit and credit card fee income                                                   1,442          1,386           1,180
Sales of nondeposit investment products                                                   751            786             816
Other income                                                                              809            593             531
----------------------------------------------------------------------------------------------------------------------------
Total noninterest income                                                               11,822          9,999           8,641
----------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits                                                         13,672         12,647          11,676
Occupancy and equipment expense, net                                                    3,927          3,764           3,528
External data processing                                                                1,208          1,161           1,005
Advertising and marketing                                                                 360            553             751
Other expense                                                                           3,502          3,519           3,577
----------------------------------------------------------------------------------------------------------------------------
Total noninterest expense                                                              22,669         21,644          20,537
----------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FEDERAL INCOME TAX                                                       10,412         10,069           6,863
Federal income tax                                                                      3,024          2,934           1,857
----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                           $  7,388       $  7,135       $   5,006
============================================================================================================================
Basic earnings per share                                                             $   3.30       $   3.20       $    2.25
Diluted earnings per share                                                               3.27           3.19            2.25
============================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-24

CONSOLIDATED STATEMENTS OF CASH FLOWS
United Bancorp, Inc. and Subsidiaries

                                                                                        For the years ended December 31,
                                                                                     ---------------------------------------
                          In thousands of dollars                                      2003           2002           2001
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                           $  7,388       $  7,135       $   5,006

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Depreciation and amortization                                                           2,827          2,921           2,551
Provision for loan losses                                                               1,069          1,105             722
Gain on sale of loans                                                                  (3,318)        (2,242)         (1,287)
Proceeds from sales of loans originated for sale                                      205,844        144,697         104,124
Loans originated for sale                                                            (194,743)      (143,642)       (108,367)
Gain on securities transactions                                                          (105)           (15)             (2)
Change in accrued interest receivable and other assets                                   (284)           (88)           (248)
Change in accrued interest payable and other liabilities                                 (355)           721             531
----------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                      10,935          3,457          (1,976)
----------------------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                                     18,323         10,592           3,030
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
     Purchases                                                                        (73,241)       (49,266)        (53,493)
     Sales                                                                              6,358              -             342
     Maturities and calls                                                              47,381         36,479          29,171
     Principal payments                                                                 6,109          5,537           6,845
Net increase in portfolio loans                                                       (24,895)       (51,725)        (34,925)
Net investment in bank owned life insurance                                           (10,250)             -               -
Net premises and equipment expenditures                                                (2,356)          (793)         (3,736)
Investment in limited partnership                                                         (87)             -            (300)
----------------------------------------------------------------------------------------------------------------------------
Net cash from investing activities                                                    (50,981)       (59,768)        (56,096)
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                                 31,033         20,252          43,341
Net change in short term borrowings                                                     8,001           (944)          1,019
Principal payments on other borrowings                                                 (9,492)        (2,342)           (319)
Proceeds from other borrowings                                                          3,000         32,200               -
Proceeds from common stock transactions                                                   262            363             263
Dividends paid                                                                         (3,140)        (2,714)         (2,580)
----------------------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                                     29,664         46,815          41,724
----------------------------------------------------------------------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                (2,994)        (2,361)        (11,342)
Cash and cash equivalents at beginning of year                                         24,419         26,780          38,122
----------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $ 21,425       $ 24,419       $  26,780
============================================================================================================================

SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                        $  8,673       $ 10,887       $  15,547
Income tax paid                                                                         2,800          3,050           2,210
Loans transferred to other real estate                                                    271            409              55

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-25

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
United Bancorp, Inc. and Subsidiaries

For the years ended December 31, 2003, 2002, 2001                      Common        Retained
IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA           Shares       Stock (1)      Earnings       AOCI (2)         Total
----------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2001                                 1,911,603    $ 28,399       $ 16,374       $    281        $ 45,054

Net income, 2001                                                                        5,006                          5,006
Other comprehensive income:
     Net change in unrealized gains (losses) on
        securities available for sale, net                                                               474             474
                                                                                                                    --------
Total comprehensive income                                                                                             5,480

Cash dividends declared, $1.184 per share                                              (2,620)                        (2,620)
Five percent stock dividend declared                        95,572        4,874        (4,874)                             -
Common stock transactions                                    2,067          115                                          115
Director and management deferred stock plans                                191           (43)                           148
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                               2,009,242    $  33,579      $ 13,843       $    755        $ 48,177

Net income, 2002                                                                        7,135                          7,135
Other comprehensive income:
     Net change in unrealized gains (losses) on
        securities available for sale, net                                                               526             526
                                                                                                                    --------
Total comprehensive income                                                                                             7,661

Cash dividends declared, $1.273 per share                                              (2,821)                        (2,821)
Five percent stock dividend declared                       100,462        5,124        (5,124)                             -
Common stock transactions                                    5,061          228                                          228
Director and management deferred stock plans                                191           (56)                           135
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                               2,114,765    $  39,122      $ 12,977       $  1,281        $ 53,380

Net income, 2003                                                                        7,388                          7,388
Other comprehensive income (loss):
     Net change in unrealized gains (losses) on
        securities available for sale, net                                                              (701)           (701)
                                                                                                                    --------
Total comprehensive income                                                                                             6,687

Cash dividends declared, $1.324 per share                                              (2,946)                        (2,946)
Five percent stock dividend declared                       105,737        6,344        (6,344)                             -
Common stock transactions                                    4,461          128                                          128
Director and management deferred stock plans                                215           (81)                           134
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                               2,224,963    $  45,809      $ 10,994       $    580        $ 57,383
============================================================================================================================

(1)      Includes Paid In Capital

(2)      Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.

                                   Page A-26

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
United Bancorp, Inc. and Subsidiaries

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned subsidiaries, United Bank & Trust and United Bank & Trust - Washtenaw ("Banks"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, including insurance, and trust and investment services, with operations conducted through its offices located in Lenawee, Washtenaw and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES

Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

LOANS

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan is confirmed. Subsequent recoveries, if any, are credited to the allowance.

                                   Page A-27

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Banks' loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

OTHER REAL ESTATE OWNED

Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value, less estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value, less estimated selling costs. The historical average holding period for such properties is less than eighteen months. As of December 31, 2003 and 2002, other real estate owned totaled $593,000 and $467,000 and is included in other assets on the consolidated balance sheets.

GOODWILL

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower that its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

SERVICING RIGHTS

Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

                                   Page A-28

LONG-TERM ASSETS

These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are written down to discounted amounts.

INCOME TAX

The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

EARNINGS PER SHARE

Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2003, 2002 and 2001, the Company paid five percent stock dividends. Earnings per share, dividends per share and weighted average shares have been restated to reflect the stock dividends.

STOCK BASED COMPENSATION

At December 31, 2003, the Company has a stock-based employee compensation plan, which is described more fully in Note 16. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the grant date. The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

            In thousands of dollars, except per share data                             2003           2002            2001
============================================================================================================================
     Net income, as reported                                                          $ 7,388        $ 7,135         $ 5,006
        Less: Total stock-based employee compensation cost determined
                   under the fair value based method, net of taxes                        (86)           (96)            (76)
----------------------------------------------------------------------------------------------------------------------------
     Pro forma net income                                                             $ 7,302        $ 7,039         $ 4,930

     Earning per share:
        Basic      As reported                                                        $  3.30        $  3.20         $  2.25
        Basic      Pro forma                                                             3.26           3.15            2.22
        Diluted    As reported                                                           3.27           3.19            2.25
        Diluted    Pro forma                                                             3.24           3.14            2.21
============================================================================================================================

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.

STATEMENTS OF CASH FLOWS

For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

                                   Page A-29

COMPREHENSIVE INCOME

Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.

INDUSTRY SEGMENT

The Company and its subsidiaries are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

NOTE 2 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS

The Banks are subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Banks. The amounts of reserve and clearing balances required at December 31, 2003 and 2002 totaled approximately $25,000 and $292,000.

NOTE 3 - SECURITIES

The fair value of securities as of December 31, 2003 and 2002 are as follows, in thousands of dollars:

          SECURITIES AVAILABLE FOR SALE                                            Fair Value         Gains          Losses
----------------------------------------------------------------------------------------------------------------------------
2003
----------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                                $   40,800        $   132         $   (42)
Mortgage backed agency securities                                                      18,444            158            (115)
Obligations of states and political subdivisions                                       42,468            699             (59)
Corporate, asset backed and other securities                                            7,022            107               -
----------------------------------------------------------------------------------------------------------------------------
Total                                                                              $  108,734        $ 1,096         $  (216)
============================================================================================================================

2002
-----------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities                                                $   29,821        $   305         $     -
Mortgage backed agency securities                                                      13,592            454               -
Obligations of states and political subdivisions                                       38,043            983             (22)
Corporate, asset backed and other securities                                           15,924            222               -
----------------------------------------------------------------------------------------------------------------------------
Total                                                                              $   97,380        $ 1,964         $   (22)
============================================================================================================================

The Company's temporarily impaired investment securities as of December 31, 2003 are shown below.

                                              Less than 12 Months        12 Months or Longer                  Total
                                            -----------------------     ----------------------     -------------------------
      In thousands of dollars              Fair Value       Losses     Fair Value      Losses     Fair Value          Losses
----------------------------------------------------------------------------------------------------------------------------
2003
----------------------------------------------------------------------------------------------------------------------------
U.S. Treasury and agency securities        $    7,888       $  (42)    $        -      $    -     $    7,888          $  (42)
Mortgage backed agency securities              13,372         (115)             -           -         13,372            (115)
Obligations of states and political
     subdivisions                               6,805          (59)             -           -          6,805             (59)
----------------------------------------------------------------------------------------------------------------------------
Total                                      $   28,065       $ (216)    $        -      $    -     $   28,065          $ (216)
============================================================================================================================

Unrealized losses within the investment portfolio are temporary, as they are a result of market changes rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

                                   Page A-30

Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

In thousands of dollars                           2003             2002           2001
---------------------------------------------------------------------------------------
Sales proceeds                                   $ 6,358           $  -           $ 342
Gross gains on sales                                 105              -               -
Gross gains on calls                                   -             15               2

The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

        In thousands of dollars                   Fair Value
--------------------------------------------------------------
As of December 31, 2003
--------------------------------------------------------------
Due in one year or less                          $      51,748
Due after one year through five years                   47,469
Due after five years through ten years                   4,439
Due after ten years                                      2,526
Equity securities                                        2,552
--------------------------------------------------------------
Total securities                                 $     108,734
==============================================================

Securities carried at $16,283,000 and $8,925,000 as of December 31, 2003 and 2002 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.

NOTE 4 - LOANS

The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

         In thousands of dollars                      2003            2002
-----------------------------------------------------------------------------
Personal                                            $  70,301       $  71,010
Business, including commercial mortgages              256,778         212,611
Tax exempt                                              1,476           1,417
Residential mortgage                                   85,066         103,112
Residential mortgages held for sale                        90           7,873
Construction                                           33,109          34,503
-----------------------------------------------------------------------------
Total loans                                         $ 446,820       $ 430,526
=============================================================================

At December 31, 2003 and 2002, accruing loans delinquent 90 days or more totaled $761,000 and $748,000. Non-accruing loans at December 31, 2003 and 2002 were $3,635,000 and $1,583,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the years ended December 31 follows:

     In thousands of dollars                 2003          2002           2001
---------------------------------------------------------------------------------
Balance, January 1                         $ 4,975        $ 4,571         $ 4,032
Loans charged off                             (670)          (822)           (361)
Recoveries credited to allowance               123            121             178
Provision charged to operations              1,069          1,105             722
---------------------------------------------------------------------------------
Balance, December 31                       $ 5,497        $ 4,975         $ 4,571
=================================================================================

Information regarding impaired loans for the years ended December 31 follows:

                                   Page A-31

                          In thousands of dollars                                      2003           2002            2001
----------------------------------------------------------------------------------------------------------------------------
Average investment in impaired loans                                                  $ 4,283        $ 1,996         $ 1,230
Interest income recognized on impaired loans                                              121             14              12
Interest income recognized on a cash basis                                                121             14              12

Balance of impaired loans at December 31                                              $ 3,694        $ 1,896
     Portion for which no allowance for loan losses is allocated                        1,059            817
     Portion for which an allowance for loan losses is allocated                        2,635          1,079
     Portion of allowance for loan losses allocated to impaired loans                     782            136
============================================================================================================================

NOTE 6 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balance of mortgage loans serviced for others was $255,757,000 and $193,763,000 at December 31, 2003 and 2002. The balance of loans serviced for others related to servicing rights that have been capitalized was $252,075,000 and $185,702,000 at December 31, 2003 and 2002.

No valuation allowance was considered necessary at December 31, 2003 and 2002. Unamortized cost of mortgage servicing rights for the years ended December 31 follows:

In thousands of dollars                                                                2003           2002            2001
-----------------------------------------------------------------------------------------------------------------------------
Balance, January 1                                                                    $ 1,352        $ 1,100         $   780
Amount capitalized                                                                      1,406            903             720
Amount amortized                                                                         (926)          (651)           (400)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31                                                                  $ 1,832        $ 1,352         $ 1,100
=============================================================================================================================

NOTE 7 - PREMISES AND EQUIPMENT

Depreciation expense was approximately $1,705,000 in 2003, $1,981,000 in 2002 and $1,815,000 in 2001. Premises and equipment as of December 31 consisted of the following:

   In thousands of dollars                                                                             2003           2002
----------------------------------------------------------------------------------------------------------------------------
Land                                                                                                 $ 1,579        $  1,582
Buildings and improvements                                                                            13,622          13,075
Furniture and equipment                                                                               11,149           9,928
Computer software                                                                                      2,711           2,520
----------------------------------------------------------------------------------------------------------------------------
Total cost                                                                                            29,061          27,105
Less accumulated depreciation                                                                        (14,327)        (12,982)
----------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                         $ 14,734        $ 14,123
============================================================================================================================

On August 31, 2001, United Bank & Trust - Washtenaw entered into a ten-year lease agreement for its future main office premises. In 2003, that building was occupied by the Bank, and average annual payments are approximately $571,000.

NOTE 8 - GOODWILL

During 2002, the Company changed its methods of accounting and financial reporting for goodwill and other intangible assets by adopting the provisions of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 147. Had the new methods been applied retroactively, the previously reported 2001 net income would have increased by $220,000.

NOTE 9 - DEPOSITS

Information relating to maturities of time deposits as of December 31 is summarized below:

  In thousands of dollars                                                                             2003            2002
============================================================================================================================
Within one year                                                                                     $ 45,657        $ 52,590

                                   Page A-32

Between one and two years                                                                             25,753          19,599
Between two and three years                                                                           24,754          19,604
Between three and four years                                                                          14,680          15,755
Between four and five years                                                                            2,983           8,661
More than five years                                                                                       -               5
----------------------------------------------------------------------------------------------------------------------------
Total time deposits                                                                                 $113,827        $116,214
============================================================================================================================

Interest bearing time deposits in denominations of $100,000 or more were $30,946,000 and $28,439,000 at December 31, 2003 and 2002.

NOTE 10 - SHORT TERM BORROWINGS

The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $40.7 million from correspondent banks to purchase federal funds on a daily basis. There was $8.0 million of Fed Funds purchased outstanding at December 31, 2003 and no outstanding balance at December 31, 2002.

The Banks may also enter into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury, agency and other securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. The maximum amount of outstanding agreements at any month end during 2003 and 2002 totaled $76,000 and $1,020,000 and the daily average of such agreements totaled $75,000 and $510,000. The balance outstanding at December 31, 2003 and 2002 was $76,000 and $75,000.

NOTE 11 - OTHER BORROWINGS

The Banks carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $35.4 million and $41.9 million at December 31, 2003 and 2002. As of December 31, 2003, the rates on the advances ranged from 2.91% to 6.18% with a weighted average rate of 4.73%. These advances are primarily collateralized by residential mortgage loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity.

Maturities and scheduled principal payments over the next five years as of December 31 are shown below.

  In thousands of dollars                                                                             2003            2002
----------------------------------------------------------------------------------------------------------------------------
Within one year                                                                                     $    529        $  7,492
Between one and two years                                                                              1,568             529
Between two and three years                                                                            8,011           1,568
Between three and four years                                                                          19,339           8,011
Between four and five years                                                                            5,928          20,339
More than five years                                                                                       -           3,928
----------------------------------------------------------------------------------------------------------------------------
     Total                                                                                          $ 35,375        $ 41,867
============================================================================================================================

                                   Page A-33

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Banks follow the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements. The Banks' commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.

The following table shows the commitments to make loans and the unused lines of credit available to clients at December 31:

                                                                                2003                          2002
----------------------------------------------------------------------------------------------------------------------------
                                                                       Variable        Fixed        Variable         Fixed
 In thousands of dollars                                                 Rate          Rate           Rate            Rate
----------------------------------------------------------------------------------------------------------------------------
Commitments to make loans                                              $ 17,661       $ 6,812       $  4,885        $ 15,606
Unused lines of credit                                                   83,029         4,044         67,869           6,761
Standby letters of credit                                                 4,175             -          1,543               -
============================================================================================================================

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2003, the rates for amounts in the fixed rate category ranged from 5.13% to 7.80%.

In December 2001, United Bank & Trust entered into a limited partnership agreement to purchase tax credits awarded from the construction, ownership and management of an affordable housing project and a residual interest in the real estate. As of December 31, 2003 and 2002, the total recorded investment including the obligation to make additional future investments amounted to $2,371,000 and $2,406,000 and was included in other assets. As of December 31, 2003 and 2002 United Bank & Trust's obligation to the limited partnership amounted to $1,985,000 and $2,106,000 which was reported in other liabilities. While United Bank & Trust is a 99% partner, the investment is accounted for on the equity method, as United Bank & Trust is a limited partner and has no control over the operation and management of the partnership or the affordable housing project.

NOTE 13 - FEDERAL INCOME TAX

Income tax expense consists of the following for the years ended December 31:

In thousands of dollars                                                                2003           2002            2001
----------------------------------------------------------------------------------------------------------------------------
Current                                                                               $ 2,822       $  3,096        $  2,229
Deferred                                                                                  202           (162)           (372)
----------------------------------------------------------------------------------------------------------------------------
Total income tax expense                                                              $ 3,024       $  2,934        $  1,857
============================================================================================================================

The components of deferred tax assets and liabilities at December 31, are as follows:

 In thousands of dollars                                                                              2003            2002
----------------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
Allowance for loan losses                                                                           $  1,677        $  1,445
Deferred compensation                                                                                    435             369
Other                                                                                                    205             240
----------------------------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                                              2,317           2,054
----------------------------------------------------------------------------------------------------------------------------

                                   Page A-34

                                                                                                      2003            2002
----------------------------------------------------------------------------------------------------------------------------
Deferred tax liabilities:
Property and equipment                                                                                  (574)           (429)
Mortgage servicing rights                                                                               (623)           (460)
Unrealized appreciation on securities available for sale                                                (299)           (660)
Other                                                                                                   (412)           (254)
----------------------------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                                        (1,908)         (1,803)
----------------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                                                              $    409        $    251
============================================================================================================================

No valuation allowance was considered necessary at December 31, 2003 and 2002.

A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

                  In thousands of dollars                                              2003           2002            2001
----------------------------------------------------------------------------------------------------------------------------
Income taxes at statutory rate of 34%                                                 $ 3,540       $  3,424        $  2,333
Non-taxable income, net of nondeductible interest expense                                (411)          (499)           (514)
Non-taxable bank owned life insurance                                                     (85)             -               -
Affordable housing credit                                                                 (36)             -               -
Other                                                                                      16              9              38
----------------------------------------------------------------------------------------------------------------------------
Total federal income tax                                                              $ 3,024       $  2,934        $  1,857
============================================================================================================================

NOTE 14 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company and the Banks, including their immediate families and companies in which they are principal owners, are clients of the Banks. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 2002 was $31,500,000. During 2003, new and newly reportable loans to such related parties amounted to $11,722,000 and repayments amounted to $7,478,000, resulting in a balance at December 31, 2003 of $35,744,000. Related party deposits totaled $10,186,000 and $7,200,000 at December 31, 2003 and 2002.

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

Banking laws and regulations restrict the amount the Banks can transfer to the Company in the form of cash dividends and loans. At December 31, 2003, $11.3 million of retained earnings of the Banks were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Banks to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS

EMPLOYEE SAVINGS PLAN

The Company maintains a 401(k) employee savings plan ("plan") which is available to substantially all employees. Individual employees may make contributions to the plan up to 15% of their compensation for 2003, 2002 and 2001. The Banks offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Company earnings. The expense for the plan for 2003, 2002 and 2001 was $898,000, $966,000 and $626,000.

                                   Page A-35

The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis no shares in 2003, 3,136 shares in 2002 and 2,566 shares in 2001 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

DIRECTOR RETAINER STOCK PLAN

The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan. The plan provides eligible directors of the Company and the Banks with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock at the time of payment.

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company and its affiliates to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.

STOCK OPTIONS

In 2000, Shareholders approved the Company's 1999 Stock Option Plan as proposed. The plan is a non- qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price, adjusted for stock dividends, over a specific period of time. The plan will continue in effect for five years, unless it is extended with the approval of the Shareholders.

The stock subject to the options are shares of authorized and unissued common stock of the Company. As defined in the plan, options representing no more than 132,491 shares (adjusted for stock dividends declared) are to be made available to the plan. Options under this plan are granted to directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three- year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement. The following table summarizes option activity for the plan, adjusted for stock dividends:

                                                       2003                        2002                           2001
----------------------------------------------------------------------------------------------------------------------------------
                                                            Weighted                   Weighted                        Weighted
                                                            Average                    Average                         Average
                                              Options    Exercise Price   Options   Exercise Price      Options     Exercise Price
----------------------------------------------------------------------------------------------------------------------------------
Balance, January 1                             83,813    $        42.67    67,855   $        41.35       38,870     $        39.66
Options granted                                27,150             52.85    19,409            46.77       29,812              43.57
Options exercised                             (10,499)            40.23    (3,038)           39.95         (120)             39.49
Options forfeited                              (2,937)            48.74      (413)           39.49         (707)             41.91
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31                           97,527    $        45.58    83,813   $        42.67       67,855     $        41.35
==================================================================================================================================

Options exercisable at year-end                50,329    $        41.94    32,061   $        40.81       12,707     $        39.66

Weighted average fair value of options
     granted during the year                             $         3.92             $         4.49                  $         4.50
==================================================================================================================================

                                   Page A-36

The following table provides information regarding stock options under the plan at December 31, 2003:

                                               Options Outstanding                           Options Exercisable
----------------------------------------------------------------------------------------------------------------------
                                                   Weighted             Weighted                           Weighted
     Range of                      Number      Average Remaining         Average            Number         Average
  Exercise Prices                Outstanding   Contractual Life       Exercise Price      Exercisable   Exercise Price
----------------------------------------------------------------------------------------------------------------------
 $39.49 to $51.25                   70,994        7.08  Years         $    42.85            49,982      $        41.87
 $51.26 to $63.00                   26,533        9.10  Years              52.89               347               51.43
----------------------------------------------------------------------------------------------------------------------
 Balance, December 31               97,527        7.63  Years         $    45.58            50,329      $        41.94
======================================================================================================================

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                    2003           2002          2001
----------------------------------------------------------------------
Dividend yield                      2.47%          2.68%         3.10%
Expected life                     5 years        5 years       5 years
Expected volatility                 7.55%          7.74%         8.71%
Risk-free interest rate             3.14%          4.22%         4.74%
======================================================================

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

As of December 31,                                  2003                        2002
                                          ------------------------    ------------------------
                                           Carrying                    Carrying
      In thousands of dollars               Value       Fair Value      Value       Fair Value
----------------------------------------------------------------------------------------------
Financial Assets
     Cash and cash equivalents            $   21,425    $   21,425    $   24,419    $   24,419
     Securities available for sale           108,734       108,734        97,380        97,380
     Net loans                               441,323       447,172       425,551       433,167
     Accrued interest receivable               2,624         2,624         2,827         2,827

Financial Liabilities
     Total deposits                       $ (502,583)   $ (506,676)   $ (471,550)   $ (476,342)
     Short term borrowings                    (8,076)       (8,076)          (75)          (75)
     Other borrowings                        (35,375)      (36,795)      (41,867)      (44,346)
     Accrued interest payable                   (571)         (571)         (729)         (729)
==============================================================================================

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

         Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

         Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

         Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all

                                   Page A-37
         other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

         Total deposits - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

         Short term borrowings - Carrying value is a reasonable approximation of fair value.

         Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

         Off-balance-sheet financial instruments - Commitments to extend credit, standby letters of credit, and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

NOTE 18 - REGULATORY CAPITAL REQUIREMENTS

The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The Company and the Banks were categorized as well-capitalized at year end 2003 and 2002 by their regulators. The following table shows the Company's and the Banks' capital ratios and the Company's amounts compared to regulatory requirements at year end, and the amounts by which the Company's capital, on a consolidated basis, exceeds regulatory requirements. Dollars are shown in thousands of dollars where appropriate.

                                                                       Tier I Capital to:
                                                                   -------------------------     Total Capital to
                                                                   Average     Risk Weighted      Risk Weighted
                                                                   Assets         Assets              Assets
                                                                   -------     -------------     ----------------
Regulatory Minimum for Capital Adequacy (1)                            4.0%              4.0%                 8.0%
Regulatory Minimum to be Well Capitalized (2)                          5.0%              6.0%                10.0%

 As of December 31, 2003

     United Bancorp, Inc. (consolidated)                               9.1%             11.7%                12.8%
     United Bank & Trust                                               8.6%             11.8%                13.1%
     United Bank & Trust - Washtenaw                                   8.9%             10.8%                11.9%

     United Bancorp, Inc. consolidated equity                      $53,151     $      53,151     $         58,591
     Regulatory requirement for minimum capital adequacy (1)        23,589            18,239               36,478
                                                                   -------     -------------     ----------------
         Capital in excess of regulatory minimums                  $29,562     $      34,912     $         22,113

                                   Page A-38

                                                                  Tier I Capital to:
                                                              -------------------------     Total Capital to
                                                              Average     Risk Weighted      Risk Weighted
                As of December 31, 2002                        Assets         Assets              Assets
                                                              -------     -------------     ----------------
United Bancorp, Inc. (consolidated)                               8.8%             11.6%                12.8%
United Bank & Trust                                               7.9%             11.3%                12.5%
United Bank & Trust - Washtenaw                                  12.0%             12.4%                13.4%

United Bancorp, Inc. consolidated equity                      $48,533     $      48,533     $         53,508
Regulatory requirement for minimum capital adequacy (1)        22,229            16,676               33,351
                                                              -------     -------------     ----------------
    Capital in excess of regulatory minimums                  $26,304     $      31,857     $         20,157

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.

(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.

NOTE 19 - EARNINGS PER SHARE

A reconciliation of basic and diluted earnings per share follows:

  In thousands of dollars, except per share data                                      2003          2002           2001
----------------------------------------------------------------------------------------------------------------------------
Net income                                                                         $    7,388     $    7,135     $     5,006
Basic earnings per share:
     Weighted average common shares outstanding                                     2,222,859      2,216,368       2,212,649
     Weighted average contingently issuable shares                                     18,652         16,065          12,577
----------------------------------------------------------------------------------------------------------------------------
                                                                                    2,241,511      2,232,433       2,225,226

        Basic earnings per share                                                   $     3.30     $     3.20     $      2.25

Diluted earnings per share:
     Weighted average common shares outstanding
       from basic earnings per share                                                2,241,511      2,232,433       2,225,226
     Dilutive effect of stock options                                                  15,403          6,199           4,022
----------------------------------------------------------------------------------------------------------------------------
                                                                                    2,256,914      2,238,633       2,229,248

        Diluted earnings per share                                                 $     3.27     $     3.19     $      2.25
============================================================================================================================

Stock options for 3,000, 1,000 and 1,000 shares of common stock were not considered in computing diluted earnings per share for 2003, 2002 and 2001 because they were not dilutive.

NOTE 20 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                    In thousands of dollars                                           2003           2002           2001
----------------------------------------------------------------------------------------------------------------------------
Unrealized gains (losses) and on securities available for sale                     $     (957)    $      812     $       720
Reclassification for realized amount included in income                                  (105)           (15)             (2)
-----------------------------------------------------------------------------------------------------------------------------
     Other comprehensive income (loss) , before tax effect                             (1,062)           797             718
Tax expense (benefit)                                                                    (361)           271             244
-----------------------------------------------------------------------------------------------------------------------------
     Other comprehensive income (loss)                                             $     (701)    $      526     $       474
============================================================================================================================

                                   Page A-39

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION

The condensed financial information for United Bancorp, Inc. is summarized below.

                                                                                                       December 31,
                   CONDENSED BALANCE SHEETS                                                       --------------------------
                   In thousands of dollars                                                           2003           2002
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                                         $      110     $       109
Investment in subsidiaries                                                                            57,036          53,000
Other assets                                                                                             989           1,221
----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                      $   58,135     $    54,330
============================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                                                                       $      752     $       950
Shareholders' equity                                                                                  57,383          53,380
----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                        $   58,135     $    54,330
============================================================================================================================

                                                                                        For the years ended December 31,
                 CONDENSED STATEMENTS OF INCOME                                    -----------------------------------------
                    In thousands of dollars                                          2003            2002           2001
----------------------------------------------------------------------------------------------------------------------------
INCOME
Dividends from subsidiaries                                                        $   10,283     $    2,549     $    10,578
Other income                                                                                5              2               1
----------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME                                                                           10,288          2,551          10,579

TOTAL NONINTEREST EXPENSE                                                                 215            123             330
----------------------------------------------------------------------------------------------------------------------------
Income before undistributed net income of subsidiaries and income taxes                10,073          2,428          10,249
Income tax benefit                                                                        (71)           (41)           (112)
----------------------------------------------------------------------------------------------------------------------------
Net income before undistributed net income of subsidiaries                             10,144          2,469          10,361
Equity in undistributed (excess distributed) net income of subsidiaries                (2,756)         4,666          (5,355)
----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                              7,388          7,135           5,006
Net change in unrealized gains on securities available for sale                          (701)           526             474
----------------------------------------------------------------------------------------------------------------------------
Other comprehensive income (loss)                                                        (701)           526             474
----------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                                               $    6,687     $    7,661     $     5,480
============================================================================================================================

                                   Page A-40

                                                                                        For the years ended December 31,
             CONDENSED STATEMENTS OF CASH FLOWS                                    -----------------------------------------
                 In thousands of dollars                                              2003           2002           2001
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                                         $    7,388     $    7,135     $     5,006
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
     FROM OPERATING ACTIVITIES
(Undistributed) excess distributed net income of subsidiaries                           2,756         (4,666)          5,355
Change in other assets                                                                    272            (53)             31
Change in other liabilities                                                                 3              -               -
----------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                       3,031         (4,719)          5,386
----------------------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                                     10,419          2,416          10,392
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                                                 (40)          (108)            (16)
Investments in subsidiaries                                                            (7,500)             -          (8,000)
----------------------------------------------------------------------------------------------------------------------------
Net cash from investing activities                                                     (7,540)          (108)         (8,016)
----------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock transactions                                                   262            363             263
Dividends paid                                                                         (3,140)        (2,714)         (2,580)
----------------------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                                     (2,878)        (2,351)         (2,317)
----------------------------------------------------------------------------------------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                     1            (43)             59
Cash and cash equivalents at beginning of year                                            109            152              93
----------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $      110     $      109     $       152
============================================================================================================================

NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)

Quarterly financial information is summarized below.

                                                                                                      Earnings Per Share
                                                          Interest   Net Interest      Net        --------------------------
In thousands of dollars, except per share data             Income       Income        Income         Basic          Diluted
----------------------------------------------------------------------------------------------------------------------------
2003
     First Quarter                                        $  7,963   $      5,631   $   1,783     $     0.80     $      0.79
     Second Quarter                                          7,750          5,553       1,702           0.76            0.76
     Third Quarter                                           7,603          5,565       2,066           0.92            0.92
     Fourth Quarter                                          7,519          5,579       1,837           0.82            0.80
----------------------------------------------------------------------------------------------------------------------------
     Full Year                                            $ 30,835   $     22,328   $   7,388     $     3.30     $      3.27

2002
     First Quarter                                        $  8,115   $      5,443   $   1,623     $     0.73     $      0.72
     Second Quarter                                          8,407          5,699       1,706           0.76            0.76
     Third Quarter                                           8,606          5,866       1,823           0.82            0.82
     Fourth Quarter                                          8,407          5,811       1,983           0.89            0.89
----------------------------------------------------------------------------------------------------------------------------
     Full Year                                            $ 33,535   $     22,819   $   7,135     $     3.20     $      3.19
============================================================================================================================

                                   Page A-41

                                  ATTACHMENT B
                              UNITED BANCORP, INC.
                             2005 STOCK OPTION PLAN

                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS: As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

(a) "Applicable Event" shall mean (i) the expiration of a tender offer or exchange offer (other than an offer by the Company) pursuant to which more than 25% of the Company's issued and outstanding stock has been purchased, or (ii) the entry into an agreement by the Board of Directors of the Company to merge or consolidate the Company with or into another entity where the Company is not the surviving entity, an agreement to sell or otherwise dispose of all or substantially all of the Company's or the Bank's assets (including a plan of liquidation), or the approval by the shareholders of the Company of an agreement to merge or consolidate the Company with or into another entity where the Company is the surviving entity, pursuant to which more than 25% of the stock of the surviving company will be owned by persons who were not holders of the Company's issued and outstanding stock at the time of the agreement.

(b) "Bank" shall mean United Bancorp, Inc., and any subsidiary of United Bancorp, Inc.

(c) "Administrative Committee" shall mean a Committee consisting of the members of the Executive Committee of the Board of Directors of the Company who are not employees of the Company.

(d)  "Company" shall mean United Bancorp, Inc.

(e)  "Director" shall mean a member of the Board of Directors of the Company.

(f)  "Effective Date" with respect to the Plan shall mean the date specified in
     Section 2.3 as the Effective Date.

(g) "Fair Market Value" with respect to a share of Stock shall mean the fair market value of the Stock, as determined by application of market trading or such other reasonable valuation methods as the Committee shall adopt or apply. The Committee's determination of Fair Market Value shall be conclusive and binding on the Company and the Participant.

(h) "Option" shall mean an option to purchase Stock granted pursuant to the provisions of the Plan. Options granted under the Plan shall be Non-qualified Stock Options. Non-qualified Stock Options shall mean an Option to purchase shares of Stock which is not an Incentive Stock Option under Section 422 of the Internal Revenue Code.

(i) "Participant" shall mean officers and Directors of the Company and/or any subsidiaries to whom an Option has been granted.

(j) "Plan" shall mean the United Bancorp, Inc. 2005 Stock Option Plan, the terms of which are set forth herein.

(k) "Plan Year" shall mean the twelve-month period beginning on the Effective Date, and each twelve-month period thereafter beginning on the anniversary date of the Effective Date.

                                    Page B-1

(l) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

(m) "Stock Option Agreement" shall mean the agreement between the Company and the Participant under which the Participant may purchase Stock pursuant to the terms of the Plan.

                                   ARTICLE II
                                    THE PLAN

2.1 NAME. This plan shall be known as the "United Bancorp, Inc. 2005 Stock Option Plan."

2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to officers and Directors of the Company and/or any subsidiaries an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Options under the terms set forth herein. By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts the success of the Company depends.

2.3 EFFECTIVE DATE AND TERM. The Plan was approved by the Board of Directors of the Company on February 10, 2004 and shall be effective January 1, 2005, as approved by a majority of the shareholders of the Company present in person or by proxy at the meeting of shareholders of the Company held on April 20, 2004. The Plan shall terminate upon the fifth anniversary of the Effective Date, unless the plan is extended with the approval of the shareholders.

                                   ARTICLE III
                                 ADMINISTRATION

3.1      ADMINISTRATION.

(a) The Plan shall be administered by the Administrative Committee. Subject to the express provisions of the Plan, the Administrative Committee shall have sole discretion and authority to determine from time to time the individuals to whom Options may be granted, the number of shares of Stock to be subject to each Option, the period during which such Option may be exercised and the price at which such Option may be exercised.

(b) Meetings of the Administrative Committee shall be held at such times and places as shall be determined from time to time by the Administrative Committee. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Administrative Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of the members.

(c) No member of the Administrative Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretations and application with respect to the Plan or Options granted thereunder shall be

                                    Page B-2
     subject to the determination, which shall be final and binding, of a majority of the whole Administrative Committee.

3.2 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Administrative Committee on all matters relating to eligible employees, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Administrative Committee may require. The Company shall furnish the Administrative Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE IV
                                  PARTICIPANTS

4.1 ELIGIBILITY. The Company's Management Committee and other vice presidents of the Company or subsidiaries that may be approved by the Administrative Committee, and Directors of the Company or subsidiaries.

                                    ARTICLE V
                         SHARES OF STOCK SUBJECT TO PLAN

5.1      GRANT OF OPTIONS AND LIMITATIONS.

(a) As of the first day of each Plan Year, Options shall be granted according to the following schedule:

     1. Officers of the Company or subsidiaries as designated by the Administrative Committee shall be eligible to receive Options for the number of shares of Stock determined by the Administrative Committee.

     2. Each person who is a Director of the Company or its subsidiaries, and is not actively employed by the Company shall receive Options for 1,000 shares of Stock upon inception of the Plan.

(b) STOCK AVAILABLE FOR OPTIONS. Subject to adjustment pursuant to the provisions of Section 9.3 hereof, the aggregate number of shares with respect to which Options may be granted during the term of the Plan shall not exceed 175,000 shares of Company Stock. Shares with respect to which Options may be granted may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

5.2 OPTIONS UNDER THE PLAN. If Options granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised, new Options may be granted hereunder covering the number of shares to which such Option expiration, termination or cancellation relates. Shares of Stock that have been exercised with respect to which an Option granted hereunder shall not again be available for grant hereunder.

                                   ARTICLE VI
                                     OPTIONS

6.1 OPTION GRANT AND AGREEMENT. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of at least a majority of the members of the Administrative Committee and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Participant. The Stock Option Agreement shall set forth

                                    Page B-3
such terms and conditions as may be determined by the Administrative Committee consistent with the Plan.

6.2 OPTION PRICE. The exercise price of the Stock subject to each Option shall not be less than the Fair Market Value of the Stock on the date the Option is granted.

6.3 OPTION GRANT AND EXERCISE PERIODS. No Option may be granted after the fifth anniversary of the Effective Date. The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option.

6.4      OPTION EXERCISE.

(a) The Company shall not be required to sell or issue shares under any Option if the issuance of such shares shall constitute or result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, (the "Act"), upon exercise of any Option, the Company shall not be required to issue such shares unless the Administrative Committee has received evidence satisfactory to it to the effect that registration under the Act and applicable state securities laws is not required, unless the offer and sale of securities under the Plan is registered or qualified under the Act and applicable state laws. Any determination in this connection by the Administrative Committee shall be final, binding and conclusive. If shares are issued under any Option without registrations under the Act of applicable state securities laws, the Participant may be required to accept the shares subject to such restrictions on transferability as may in the reasonable judgment of the Administrative Committee be required to comply with exemptions from registrations under such laws. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act of applicable state securities laws. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

(b) Subject to Section 6.4(c) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares.

(c)  An Option shall be exercisable according to the following vesting schedule:

         33% after one year from the date of grant
         66% after two years from the date of grant
         100% after three years from the date of grant

     Provided, however, that upon the earlier of (i) the occurrence of an Applicable Event, (ii) the death of Participant (iii) or total disability, all Options granted to the Participant shall be fully exercisable in accordance with terms of the Plan. For purposes of this Plan, a Participant is totally disabled if he is receiving disability benefits under the Social Security Act as the result of a total and permanent disability, or is determined to be totally disabled under any long-term disability plan sponsored by the Company.

                                    Page B-4

     At the discretion of the Committee, all or a portion of Options previously granted to a Participant can be amended to reduce the vesting schedule or immediately 100% vest the Options.

(d) Subject to such terms and conditions as may be determined by the Administrative Committee in its sole discretion upon grant of any Option, payment for the shares to be acquired pursuant to exercise of the Option shall be made as follows:

     1. by delivering to the Company at its principal office a check payable to the order of the Company, in the amount of the Option price for the number of shares of Stock with respect to which the Option is then being exercised; or

     2. by delivering to the Company at its principal office certificates representing Stock, duly endorsed for transfer to the Company, having an aggregate Fair Market Value as of the date of exercise equal to the amount of the Option price, for the number of shares of Stock with respect to which the Option is then being exercised; or

     3. by any combination of payments delivered pursuant to paragraphs (d)(1) and (d)(2) above.

6.5 RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a Shareholder with respect to any share subject to such Option prior to the exercise of the Option and the purchase of such shares.

                                   ARTICLE VII
                 TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

7.1 TERMINATION. The Board of Directors of the Company may at any time and from time to time and in any respect amend, modify or terminate the Plan; provided, however, that absent the approval of holders representing a majority of the voting shares of stock of the Company, no such action may:

(a)  increase the total number shares of Stock subject to the Plan, or

(b)  withdraw the administration of the Plan from the Administrative Committee;
     or

(c) change the terms by which an Option may be exercised, in whole or in part, as described in Section 6.4 of this Plan; or

(d) change the limitation on the price at which Options may be granted hereunder as provided by Section 6.2 or;

(e) affect any Stock Option Agreement previously executed pursuant to the Plan without the consent of the Participant.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 NONTRANSFERABILITY OF OPTION. No Option may be transferred by a Participant under any circumstances. During the lifetime of a Participant the Option shall be exercisable only by the Participant.

                                    Page B-5

8.2      EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.

(a) If a Participant's status as a Director or an employee of the Company terminates for any reason other than the death, disability or termination of service after attainment of age 65 for an employee, or age 70 for a Director, before the date of expiration of non-exercised Stock Options held by such Participant, such Stock Options shall become null and void on the 90th day following the date of such termination. A Participant who terminates employment with the Company, but retains his status as a Director, or an employee who is no longer a Director, is not considered terminated for purposes of this Section 8.2. The date of such termination shall be the date the Participant ceases to be a Director or employee of the Company.

(b) If a Participant dies or becomes totally disabled before the expiration of non-exercised Stock Options held by the Participant, such Stock Options shall terminate on the earlier of (i) the date of expiration of the Stock Options or (ii) one year following the date of the Participant's death or disability. The executor, administrator, or personal representative of the estate of a deceased Participant shall have the right to exercise the Participant's Stock Option. To the extent that such Stock Options would otherwise be exercisable under the terms of the Plan and the Participant's Stock Option Agreement, such exercise may occur at any time prior to the termination date specified in this paragraph.

(c) If a Participant separates from service after attainment of age 65 for an employee or age 70 for a Director before the expiration of non-exercised Stock Options held by the Participant, such Stock Options shall terminate on the earlier of (i) the date of expiration of the Stock Options or (ii) three years following the date of the Participant's termination of service.

8.3 ANTIDILUTION. The provisions of subsections (a) and (b) shall apply in the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another entity by reason or any merger, consolidation, reorganization, recapitalization, reclassification, combination, stock split or stock dividend.

(a) The aggregate number and kind of shares subject to Options which may be granted hereunder shall be adjusted appropriately.

(b) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving company is involved, each outstanding Option granted hereunder shall, subject to Section 7.1, terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Administrative Committee and any such adjustment may provide for the elimination of fractional share interests.

8.4 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Stock pursuant to Options shall be used for general corporate purposes.

8.5 TENURE. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto, shall confer upon any Director or officer, the right to continue in such position with the Company.

8.6 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plan in effect for the Company, nor shall the Plan

                                    Page B-6
preclude the Company from establishing any other forms of incentive or other compensation for Directors or officers of the Company.

8.7 NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

8.8 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

8.9 SINGULAR, PLURAL GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include feminine.

8.10 HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience of reference; they constitute no part of the Plan.

8.11 GOVERNING LAW. Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the Laws of the State of Michigan.

                                    Page B-7

                                  ATTACHMENT C
                              UNITED BANCORP, INC.
                   AUDIT & COMPLIANCE REVIEW COMMITTEE CHARTER
                                DECEMBER 9, 2003

The Audit & Compliance Committee Charter (the "Charter") governs the operations of the Audit & Compliance Committee of United Bancorp, Inc. (the "Company") and its subsidiaries. At least annually, the Audit & Compliance Committee (the "Committee") shall review and reassess the adequacy of the Charter and recommend any proposed changes to the Board of Directors for approval.

PURPOSE

The Audit & Compliance Committee is appointed by the Board of Directors of United Bancorp, Inc. (the "Board") to assist the Board in monitoring (1) the quality and integrity of the Company's accounting and financial statements, (2) the Company's compliance with ethics policies and legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) the performance of the Company's internal audit function, and (5) the performance of the independent auditors.

In discharging its oversight role, the Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have full access to all records, facilities and personnel of the Company, as well as, the independent auditors. The Committee has the authority to retain special legal counsel or any other consultants or experts it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors or counsel employed by the Committee.

COMPOSITION AND MEETINGS

The Committee shall be comprised of at least three Board members, each of whom is independent of management and the Company. Each member of the Committee shall meet the independence requirements of the rules and regulations of the Securities and Exchange Commission (SEC) and the stock exchange listing standards.

All Committee members shall be able to read and understand fundamental financial statements, and at least one member of the Committee must qualify as a "financial expert", described as someone with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Also, he/she shall have experience with internal accounting controls and an understanding of Audit Committee functions.

The Committee shall meet as often as it deems advisable, but not less frequently than quarterly. The Committee shall periodically meet in executive session and will also meet with management, the internal auditor, and the independent auditors in separate executive sessions to discuss issues and concerns warranting Committee attention. The Committee shall provide

                                    Page C-1
sufficient opportunity for the internal auditor and the independent auditors to meet privately with members of the Committee.

DUTIES AND RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The following shall be the principal duties and responsibilities of the Committee.

WITH RESPECT TO INDEPENDENT AUDITORS

         The Committee shall:

         1. In its capacity as a committee of the Board of Directors and as representatives of the shareholders of the Company, be directly responsible for the appointment (and termination if applicable), compensation, and oversight of the independent auditors. The Committee shall ascertain that the independent auditors view the Board as their client, that they will be available to the full Board at least annually, and that they will provide the Committee with a timely analysis of significant financial reporting issues.

         2. Pre-approve all audit and non-audit services provided by the independent auditors.

         3. Assess the independence of the independent auditor. At least annually, the Committee shall require the independent auditor to provide a formal written statement, consistent with the Independence Standards Board Standard 1, delineating all relationships the independent auditor has with the Company. The Committee shall discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor including consideration of non-audit services provided by the independent auditor and the fees paid for such services.

         4. Set clear hiring policies for the Company and its subsidiaries regarding employees or former employees of the independent auditors.

         5. Annually, obtain and review a report by the independent audit firm describing (1) its internal quality control procedures;
                  (2) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years), respecting one or more independent audits carried out by the firm; and (3) any steps taken to deal with any such issues.

         6. Review and discuss, with the independent auditors, their scope and general approach of their audit plan.

         7. In consultation with management, the internal auditor, and the independent auditor, assesses the integrity of the Company's financial reporting processes and controls including internal controls and procedures for financial reporting and disclosure controls and procedures.

                                    Page C-2

WITH RESPECT TO INTERNAL AUDIT

         1. Approve the appointment, replacement, reassignment or dismissal of the Internal Auditor.

         2. Oversee the internal audit function and provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

         3. Semiannually, at scheduled meetings, review the risk analysis performed by the Internal Auditor and the audit scope and plan developed from the results of the semi-annual risk analysis.

REVIEW AND DISCUSSION PROCEDURES

         1. Obtain and review regular reports from the independent auditors on the critical accounting policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles
                  (GAAP) that have been discussed with management, any ramifications of such alternative treatments, and the auditors' preferred treatment.

         2. Review with the independent auditors any audit problems or difficulties including resolution of disagreements between management and the auditor regarding financial reporting and management's responses. The Committee shall have final authority to resolve disagreements between management and the independent auditor regarding financial reporting.

         3. Review with management and internal audit any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the standards adopted as a code of conduct for the Company and its subsidiaries.

         4. Quarterly, prior to the filing of the Form 10-Q, review the independent auditor's quarterly SAS No. 61 review of the financial statements. If any concerns are discovered during the independent auditor's quarterly review the independent auditors shall disclose this information through direct communication to the Committee (or an appointed representative). The Committee shall review and discuss these issues with the independent auditors and Management. A report of this communication shall be included in the minutes of the next scheduled meeting of the Audit & Compliance Committee.

         5. Review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, prior to their release to the public.

         6. Review management's assessment of the effectiveness of the internal controls as of the end of the most recent fiscal year and the independent auditors' report concerning its review of management's assessment of the Company's internal controls, control structure and material weaknesses.

         7. Review and discuss with management and the independent auditors, the annual financial statements and related footnotes and the independent auditor's audit of and report on the financial statements and also the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

                                    Page C-3

         8. Review and discuss with the independent auditors any difficulties or disagreements with management encountered during the course of the audit.

         9. Review with management and the independent auditor, other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

         10. Review any other material written communications between the independent auditors and management, such as any management letter of schedule of unadjusted differences.

         11. Review and discuss with internal audit and management, the quarterly report provided by internal audit which summarizes audit activities during the period, including any significant findings concerning the Company's risk management, financial reporting or compliance systems, as well as management' responses to them.

         12. Review with management and internal audit, the results of regulatory examinations of the Company and its subsidiaries and management's responses to such reports.

         13. Review with management, internal audit, and risk management, all legal and regulatory matters that may have a material effect on the Company's financial statements, including significant issues concerning litigation, contingencies, claims, or assessments.

         14. Review and evaluate compliance review material in accordance with the procedures provided in the Compliance Policy/Program.

         15.      Review the internal audit policy.

         OTHER COMMITTEE RESPONSIBILITIES

         1. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities and how those responsibilities were fulfilled.

         2. Recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.

         3. In compliance with section 301 of the Sarbanes-Oxley Act of 2002, the Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of questionable accounting or auditing matters.

         4. Annually, review and assess the adequacy of the Audit & Compliance Committee Charter and recommend changes to the Board for approval.

         5. Based on the recommendations of Management, Internal Audit, and their own observations, the Committee shall periodically recommend to the Board the engagement of an external CPA firm (must be a separate firm, NOT the firm providing financial statement audit services for the Company) to complete special or co-sourced audits for the Company.

                                    Page C-4

                                  ATTACHMENT D
                              UNITED BANCORP, INC.
                         COMPENSATION COMMITTEE CHARTER
                               STATEMENT OF POLICY

The Compensation Committee of United Bancorp, Inc. addresses matters relating to employment, compensation, and management performance, while maintaining appropriate interaction with its subsidiary bank boards.

                                   MEMBERSHIP

Members of the Compensation Committee will be selected annually by the United Bancorp, Inc. Board of Directors. Members will be chosen from the Boards of Directors of United Bancorp, Inc., or any of its subsidiary banks.

Current Compensation Committee members include:

         John H. Foss, Chairman
         George H. Cress
         James C. Lawson
         David E. Maxwell
         Chris L. McKenney

                       POWERS, DUTIES AND RESPONSIBILITIES

1. Evaluates the effectiveness of United's key executive officers (the Management Committee) and appropriate management continuity, including a succession plan for the chief executive officer and other key members of the Management Committee.

2. Evaluates the performance of the chief executive officer and reviews and recommends to the Board of Directors the chief executive officer's compensation.

3. Receives input from the chief executive officer regarding compensation for other Management Committee members, and based on established guidelines and procedures, recommends their approval to the Board of Directors.

4. Monitors the overall soundness and effectiveness of officer and employee compensation and benefit programs.

5. Monitors the overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy.

6. Functions as the administrative committee under the United Bancorp, Inc. 1999 Stock Option Plan and determines the appropriate number of options to be granted each year and the distribution of those options amongst eligible executives.

7. At least annually reviews and approves the target return on equity to be used in the Management Committee Incentive Compensation Plan.

8. Evaluates the performance of the members of the Boards of Directors of United Bancorp, Inc. and its subsidiary banks, reviews the compensation of directors, reviews and provides counsel on board committee structure, and proposes new directors or responds to director candidates proposed by the chairman and chief executive officer, or other directors.

9. Annually evaluates the members of the board of directors, compensation and audit & compliance committees and makes a determination that the independence rules of the SEC and NASDAQ are met, with the full board of directors to ratify this action.

                                    Page D-1

                          [UNITED BANCORP, INC. LOGO]

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2004

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, as Proxies for the undersigned, to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (the "Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 20, 2004 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                   PROPOSAL 1
--------------------------------------------------------------------------------

     To elect four directors constituting Class I of the Board of Directors, to serve for three years until the 2007 Annual Meeting of Shareholders:
--------------------------------------------------------------------------------
                           Class I Director Nominees:

 JAMES D. BUHR                                                   JAMES C. LAWSON
DONALD J. MARTIN                                                DAVID E. MAXWELL
--------------------------------------------------------------------------------
                            Please mark only one box

     [ ]  FOR all nominees                [ ] FOR, except vote withheld from the
                                              following nominees:
     [ ]  WITHHELD from all nominees
                                          --------------------------------------
                                          --------------------------------------
================================================================================
                                   PROPOSAL 2
--------------------------------------------------------------------------------

     To approve adoption of the Company's 2005 Stock Option Plan.

--------------------------------------------------------------------------------
     [ ] FOR                       [ ] AGAINST                      [ ] ABSTAIN

                                Witness my hand and seal this          day of
                                                              --------
                                             , 2004.
                                -------------

                                ------------------------------------------------
                                                   (Signature)

                                ------------------------------------------------
                                                   (Signature)

--------------------------------------------------------------------------------
          Note: Please sign exactly as your name appears on this Proxy.
     If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
              If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------

  Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 -
              Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com